UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Computer Programs and Systems, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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April 2, 2012

To the Stockholders of Computer Programs and Systems, Inc.:

You are invited to attend the 2012 Annual Meeting of Stockholders of Computer Programs and Systems, Inc. (the “Company”), which will be held at the Mobile Convention Center, One South Water Street, Mobile, Alabama 36602, on Thursday, May 10, 2012 at 9:00 a.m., Central Time. Formal notice of the annual meeting, a proxy statement and a proxy card accompany this letter.

Also enclosed is the Company’s 2011 Annual Report to Stockholders.

Information about the annual meeting and the various matters on which the stockholders will act is included in the enclosed notice of annual meeting of stockholders and proxy statement. Please carefully consider the enclosed proxy statement and execute and return your proxy card so that the Company may be assured of the presence of a quorum at the annual meeting. A self-addressed, postage-prepaid envelope is enclosed for your convenience in replying. The prompt return of your proxy card will be of great assistance in reducing the expense of subsequent mailings. If you attend the annual meeting, and so elect, you may withdraw your proxy and vote in person.

Sincerely,

David A. Dye
Chairman of the Board

COMPUTER PROGRAMS AND SYSTEMS, INC.

6600 Wall Street

Mobile, Alabama 36695

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 10, 2012

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders of Computer Programs and Systems, Inc. (the “Company”) will be held at 9:00 a.m., Central Time, on Thursday, May 10, 2012, at the Mobile Convention Center, One South Water Street, Mobile, Alabama 36602. Directions to attend the annual meeting where you may vote in person can be found on our website at http://www.cpsinet.com/annualmeeting/. The annual meeting is being held for the following purposes:

1.	To elect three Class I directors to serve on the Board of Directors of the Company for a three-year term expiring at the 2015 annual meeting;

2.	To approve the adoption of the Computer Programs and Systems, Inc. 2012 Restricted Stock Plan for Non-Employee Directors;

3.	To ratify the appointment of Grant Thornton LLP as independent registered public accountants for the year ending December 31, 2012;

4.	To approve on an advisory basis the compensation of our named executive officers; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The Board of Directors has set March 19, 2012 as the record date for the annual meeting. Only holders of record of the Company’s common stock at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting.

This proxy statement provides you with detailed information about the proposals to be voted on at the meeting. With this proxy statement we are also including a copy of our 2011 Annual Report to Stockholders in order to provide you with additional information about us. We encourage you to read this proxy statement and the 2011 Annual Report carefully.

The annual meeting may be adjourned from time to time without notice other than announcement at the meeting or at adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

By order of the Board of Directors,

David A. Dye

Chief Financial Officer and Secretary

April 2, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 10, 2012: THIS PROXY STATEMENT AND THE ACCOMPANYING 2011 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.cpsinet.com/annualmeeting/.

Whether or not you plan to attend the annual meeting, please take the time to vote by completing, signing, dating and returning the enclosed proxy card in the self-addressed, postage-prepaid envelope provided. Returning your proxy card does not deprive you of your right to attend the annual meeting and to vote your shares in person.

PROXY STATEMENT

COMPUTER PROGRAMS AND SYSTEMS, INC.

6600 Wall Street

Mobile, Alabama 36695

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 10, 2012

INFORMATION ABOUT THE ANNUAL MEETING

Our 2012 Annual Meeting of Stockholders will be held at the Mobile Convention Center, One South Water Street, Mobile, Alabama 36602 on Thursday, May 10, 2012 at 9:00 a.m., Central Time.

Solicitation of Proxies

Our Board of Directors has sent you this proxy statement to solicit your vote at the annual meeting (including any adjournment or postponement of the annual meeting). In this proxy statement we summarize information that we are required to provide you under the rules of the Securities and Exchange Commission. This proxy statement is designed to assist you in voting your shares. On or about April 2, 2012, we began mailing this proxy statement and the 2011 Annual Report to all stockholders of record at the close of business on March 19, 2012.

We will bear the cost of the solicitation of proxies. We will request brokers or nominees to forward this proxy statement to their customers and principals and will reimburse them for expenses so incurred. If deemed necessary, we may also use our officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

Stockholders Entitled to Vote

The Board of Directors has set March 19, 2012 as the record date for the annual meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the annual meeting. At the close of business on March 19, 2012, there were 11,063,220 shares of the common stock of the Company, par value $.001 per share, outstanding. Each stockholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the annual meeting.

Proposals to be Considered at the Annual Meeting

At the annual meeting, we will ask you to:

Proposal 1:	Elect three Class I directors to serve on the Board of Directors of the Company for a three-year term expiring at the 2015 annual meeting;

Proposal 2:	Approve the adoption of the Computer Programs and Systems, Inc. 2012 Restricted Stock Plan for Non-Employee Directors;

Proposal 3:	Ratify the appointment of Grant Thornton LLP as independent registered public accountants for the year ending December 31, 2012; and

Proposal 4:	Approve on an advisory basis the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in this proxy statement.

Information About a Quorum

At the annual meeting, the presence of a majority of the shares of common stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is not present or if we decide that more time is necessary for the solicitation of proxies, we may adjourn the annual meeting. We may do this with or without a stockholder vote. Alternatively, if the stockholders vote to adjourn the meeting in accordance with the Company’s Bylaws, the named proxies will vote all shares of common stock for which they have voting authority in favor of adjournment.

Votes Necessary for Each Proposal to be Approved

Assuming the presence of a quorum, the three Class I director nominees receiving the most votes, whether cast in person or by proxy, will be elected (Proposal 1). Proposal 2 (approval of the adoption of the 2012 Restricted Stock Plan for Non-Employee Directors), Proposal 3 (ratification of auditors) and Proposal 4 (non-binding advisory vote on executive compensation) each requires for adoption the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote on the proposal at the annual meeting.

Following the annual meeting, we will file a Form 8-K with the Securities and Exchange Commission disclosing the results of voting on each proposal as required by applicable rules.

Abstentions

A stockholder may abstain or withhold his or her vote (collectively, “abstentions”) with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum at the annual meeting. Abstentions will not affect the outcome of the election of directors (Proposal 1). However, an abstention as to the approval of the adoption of the 2012 Restricted Stock Plan for Non-Employee Directors (Proposal 2), as to the ratification of the appointment of independent registered public accountants (Proposal 3) and as to the non-binding advisory vote on executive compensation (Proposal 4) will have the same effect as a vote against these proposals.

Voting Shares Held in Street Name; Effect of Broker Non-Votes

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the annual meeting. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

If you hold your shares in “street name” and do not direct your broker or other nominee as to how you want your shares to be voted in the election of directors (Proposal 1), your broker or other nominee is not permitted to vote those shares on your behalf in the election of directors (resulting in a “broker non-vote”). Similarly, if you do not direct your broker or other nominee as to how to vote with respect to the adoption of the 2012 Restricted Stock Plan for Non-Employee Directors (Proposal 2) or approval on an advisory basis of our executive compensation (Proposal 4), your broker or other nominee may not vote on these matters (likewise resulting in a “broker non-vote”). Accordingly, if you hold your shares in “street name,” it is critical that you return the voting instruction card if you want your votes counted in the election of directors (Proposal 1), with respect to the adoption of the 2012 Restricted Stock Plan for Non-Employee Directors (Proposal 2) and with respect to the non-binding, advisory vote on executive compensation (Proposal 4).

Broker non-votes are counted for general quorum purposes but are not entitled to vote with respect to any matter for which a broker does not have discretionary authority to vote. Broker non-votes will have no effect on the election of directors (Proposal 1), or in determining the outcome of the approval of the adoption of the 2012

Restricted Stock Plan for Non-Employee Directors (Proposal 2) or the non-binding advisory vote regarding executive compensation (Proposal 4). Because your broker or other nominee has discretion to vote any uninstructed shares on the ratification of the appointment of independent registered public accountants (Proposal 3), there should not be any broker non-votes with respect to this item.

Submission of Proxies

Please complete, sign, date and return the proxy card in the enclosed self-addressed, pre-paid envelope so that the common stock you own will be voted in accordance with your wishes. If you desire to revoke your proxy, you may do so either by attending the annual meeting in person or by delivering written notice of revocation so that it is received by the Company or its transfer agent, American Stock Transfer & Trust Company, LLC, on or before May 9, 2012. The address for American Stock Transfer & Trust Company, LLC is as follows:

American Stock Transfer & Trust Co., LLC

Operations Center

6201 15th Avenue

Brooklyn, New York 11219

Unless instructed to the contrary, the shares represented by the proxies will be voted “FOR” Proposals 1, 2, 3 and 4.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Board Structure

Our Certificate of Incorporation provides that the number of directors of the Company shall be fixed by resolution of the Board of Directors and divided into three classes. We currently have seven directors. Directors in each class are elected for three-year terms. The current term of the Class I directors expires at the 2012 annual meeting. The current Class II directors will serve until the 2013 annual meeting and until their successors have been elected and qualified. The current Class III directors will serve until the 2014 annual meeting and until their successors have been elected and qualified.

The Board of Directors has nominated William R. Seifert, II, W. Austin Mulherin, III and John C. Johnson for election as Class I directors to serve a three-year term until the 2015 annual meeting of stockholders and until their successors have been elected and qualified.

Voting of Proxies

Unless a shareholder instructs otherwise on the enclosed proxy card, it is intended that the shares represented by properly signed proxies in the accompanying form will be voted for the persons nominated by the Board of Directors. The Board of Directors anticipates that the nominees listed below will be able to serve, but if any of the nominees should be unable or unwilling to serve, the proxies will be voted for a substitute selected by the Board of Directors, or the Board of Directors may decide not to select an additional person as a director.

Unless otherwise specified in the enclosed proxy card, it is intended that votes will be cast for the election of William R. Seifert, II, W. Austin Mulherin, III and John C. Johnson as Class I directors. Proxies cannot be voted for a greater number of persons than the number of actual nominees so named. Vacancies that occur on the Board of Directors may be filled by remaining directors until the next election of directors for the class in which the vacancy occurred.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR

OF THE CLASS I DIRECTOR NOMINEES NAMED ABOVE.

Information About the Nominees and Other Directors

The biographies of each of the nominees and our other directors below contain information regarding such person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and, with respect to the nominees and the continuing directors, the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director. Each of the nominees currently serves as a director of the Company. The stock ownership with respect to each director and nominee for director is set forth in the table entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” on page 29.

Nominees for Election—Terms To Expire in 2015

William R. Seifert, II, 63, was first elected as a director in February 2002. From 1994 through November 2006, Mr. Seifert served as Executive Vice President of AmSouth Bank. From the closing of the merger of AmSouth Bank and Regions Bank in November 2006 until June 2009, Mr. Seifert served as Executive Vice President of Regions Bank, which is a subsidiary of Regions Financial Corporation. He has held the position of Chairman of the South Alabama Advisory Board of Regions Bank since November 2006. During Mr. Seifert’s forty-year career in banking and financial services, he has served in numerous leadership roles, including with Regions Bank and its predecessor banks. Mr. Seifert’s extensive leadership and banking expertise adds valuable insight to the Board.

W. Austin Mulherin, III, 46, was first elected as a director in February 2002. Since 1991, Mr. Mulherin has practiced law, handling a variety of litigation and business matters for public and private companies. He has been a partner in the law firm of Frazer, Greene, Upchurch & Baker, LLC since 1998. Mr. Mulherin’s 21 years of experience as a practicing attorney, during which period he has advised a number of public companies on a variety of issues, provides a unique and valuable perspective to the Board. Additionally, Mr. Mulherin served on the board of directors of the predecessor company to CPSI (predating CPSI’s initial public offering in 2002) and has extensive knowledge of CPSI and its operations.

John C. Johnson, 61, has been a director since 2004. Mr. Johnson has worked as a real estate appraiser for Courtney & Morris Appraisals, Inc. in Mobile, Alabama since September 2001. From December 1994 to January 1998, Mr. Johnson served as the President and Chief Operating Officer of Coopersmith, Inc., a regional wholesale bakery located in Mobile, Alabama. After chairing the transition team for the sale of Coopersmith, Inc. to Earthgrains Company from January 1998 to May 1999, Mr. Johnson retired from the bakery industry and worked for a brief time as the Business Manager of Saint Ignatius Church. Mr. Johnson is currently a director of the South Alabama Advisory Board of Regions Bank, which is a subsidiary of Regions Financial Corporation. The Board believes that Mr. Johnson’s skills and professional experiences in a variety of operational and leadership roles give him a wide range of knowledge on topics important to business and contribute greatly to the Board’s composition.

Class II Continuing Directors—Terms Expire in 2013

J. Boyd Douglas, 45, has served as CPSI’s President and Chief Executive Officer since May 2006. He was first elected as a director in March 2002. Mr. Douglas began his career with us in August 1988 as a Financial Software Support Representative. From May 1990 until December 1994, Mr. Douglas served as Manager of Electronic Billing, and from December 1994 until July 1999, he held the position of Director of Programming Services. From July 1999 until May 2006, Mr. Douglas served as CPSI’s Executive Vice President and Chief Operating Officer. Mr. Douglas has been employed by CPSI for more than 20 years in a number of positions and areas and has served in senior executive positions for over 12 years, providing him with intimate knowledge of CPSI’s operations and the healthcare industry.

Charles P. Huffman, 58, was first elected as a director at the 2004 annual meeting. From August 2007 until his retirement in November 2008, Mr. Huffman served as Executive Vice President and Chief Financial Officer of EnergySouth, Inc., a public company specializing in natural gas distribution and storage. From December 2000 to July 2007, Mr. Huffman served as the Senior Vice President and Chief Financial Officer of EnergySouth, Inc. Mr. Huffman brings more than 28 years of experience as an officer of a public company, EnergySouth, Inc., including serving as the principal financial and accounting officer, which gives him a wide range of accounting, financial, capital markets and executive management experience that contributes greatly to the composition of the Board.

Class III Continuing Directors—Terms Expire in 2014

Ernest F. Ladd, III, 71, was first elected as a director in February 2002. From 1979 until his retirement in 1997, Mr. Ladd was employed by Dravo Corporation, a national producer and marketer of chemical products, serving as its Executive Vice President, Finance and Administration from 1989 until 1994 and as its Executive Vice President, Chief Financial Officer from 1994 until his retirement in 1997. From April 1984 until April 2006, Mr. Ladd was a director of Regions Bank of Mobile, an operating division of Regions Bank, which is a subsidiary of Regions Financial Corporation. Mr. Ladd currently serves as a senior advisor to Taylor Companies, a private investment bank. Mr. Ladd is Chairman of the Audit Committee of the Board of Directors. Mr. Ladd’s experience as the principal financial officer of Dravo Corporation, which was a public company until 1998, as well as his business experiences with Regions Bank and Taylor Companies, give him a wide range of accounting, financial, capital markets and executive management experience and skills, which adds valuable expertise and insight to the Board.

David A. Dye, 42, has been a director since March 2002, was appointed as Chairman of the Board of Directors in May 2006, and has served as our Chief Financial Officer, Secretary and Treasurer since June 30, 2010. Mr. Dye began his career with CPSI in May 1990 as a Financial Software Support Representative. From that time until June 1999, he worked for CPSI in various capacities, including as Manager of Financial Software Support, Director of Information Technology and then as CPSI’s Vice President supervising the areas of sales, marketing and information technology. Mr. Dye served as CPSI’s President and Chief Executive Officer from July 1999 until May 2006, at which time he was appointed Chairman of the Board. Since July 2006, Mr. Dye has served as a director of Bulow Biotech Prosthetics, a company headquartered in Nashville, Tennessee that operates prosthetic clinics in the Southeastern United States. Mr. Dye was appointed to the position of Chief Financial Officer of CPSI on an interim basis on June 30, 2010 and has occupied the position on a permanent basis since February 25, 2011. Mr. Dye has been employed by CPSI for more than 17 years in a number of positions and areas and has served in senior executive positions for over 10 years, including as Chief Executive Officer for seven years, providing him with extensive knowledge of CPSI’s operations.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Guidelines and Codes of Ethics

We are committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. The Board of Directors has adopted Guidelines on Significant Governance Issues (“Corporate Governance Guidelines”) that set forth the fundamental corporate governance principles of the Company in order to demonstrate the Board’s accountability and its desire to achieve superior business results. We have adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers (including our Chief Executive Officer and senior financial officers) and employees. We have also adopted a separate Code of Ethics with additional guidelines and responsibilities applicable to our Chief Executive Officer and senior financial officers, known as the Code of Ethics for CEO and Senior Financial Officers. Copies of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are available on our website at www.cpsinet.com in the “Investors” section under “Governance.”

Director Independence

Nasdaq listing standards require that the Company have a majority of independent directors. Accordingly, because our Board of Directors currently has seven members, Nasdaq requires that at least four of the directors be independent. Nasdaq’s listing standards provide that no director will qualify as “independent” for these purposes unless the Board of Directors affirmatively determines that the director has no relationship with the Company that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Additionally, the listing standards set forth a list of relationships that would preclude a finding of independence.

The Board affirmatively determines the independence of each director and nominee for election as a director. The Board makes this determination annually. In accordance with Nasdaq’s listing standards, we do not consider a director to be independent unless the Board determines (i) that no relationship exists that would preclude a finding of independence under Nasdaq listing rules and (ii) that the director has no relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of the director’s independent judgment in carrying out his responsibilities as a director. Members of the audit, compensation and nominating and corporate governance committees must also meet applicable independence tests of Nasdaq and the Securities and Exchange Commission.

At a meeting held on January 23, 2012, the Board of Directors reviewed a summary of directors’ responses to a questionnaire asking about their relationships with the Company, as well as material provided by management related to transactions, relationships or arrangements between the Company and the directors and parties related to the directors. After deliberation, the Board determined that all five of the non-employee directors listed below are independent, and that all of the members of the audit, compensation and nominating and corporate governance committees also satisfy the independence tests referenced above.

The following table describes the categories or types of transactions, relationships or arrangements considered by the Board in reaching its determination that the following directors are independent:

Name	Independent	Transactions/Relationships/Arrangements Considered

Charles P. Huffman	Yes	None

John C. Johnson	Yes	Since August 2005, CPSI has paid fees to a bank and a registered broker-dealer that is affiliated with the bank for cash management services. Mr. Johnson serves as a member of an advisory board of the bank. The annual fees paid by CPSI have been less than 1% of the annual revenues of the bank or the affiliated broker-dealer.

Ernest F. Ladd, III	Yes	None

W. Austin Mulherin, III	Yes

Mr. Mulherin is a partner in a law firm that performs certain legal services for CPSI. With respect to each of the most recent three completed fiscal years, total payments by CPSI to the law firm have been less than 3% of the law firm’s annual revenues. Effective August 1, 2011, the law firm also serves as escrow agent for a copy of the software licensed by CPSI to third parties, for which the firm receives a nominal amount of consideration.

Mr. Mulherin’s brother-in-law, Matt Cole, is employed by CPSI as a sales manager. Mr. Cole is not an officer of CPSI.

William R. Seifert, II	Yes	Since August 2005, CPSI has paid fees to a bank and a registered broker-dealer that is affiliated with the bank for cash management services. Mr. Seifert serves as a member of an advisory board of the bank. The annual fees paid by CPSI have been less than 1% of the annual revenues of the bank or the affiliated broker-dealer.

Company Leadership Structure

The business of the Company is managed under the direction of the Board of Directors, which is elected by our stockholders. The basic responsibility of the Board is to lead CPSI by exercising its business judgment to act in what each director reasonably believes to be the best interests of CPSI and its stockholders. Leadership is important to facilitate the Board acting effectively as a working group so that CPSI and its performance may benefit. The role of the Chairman includes providing continuous feedback on the direction, performance and strategy of CPSI, presiding as Chair of Board meetings, setting the Board’s agenda with management, leading the Board in anticipating and responding to opportunities and challenges faced by CPSI, and, to the extent the Chairman is independent under applicable Nasdaq listing rules, presiding as Chair of executive sessions of the independent members of the Board.

The Board does not have a policy requiring the separation or combination of the CEO and Chairman roles, but these positions have been separated since CPSI’s initial public offering in 2002. However, our Chairman of the Board is not independent and is our Chief Financial Officer, a position to which he was appointed on June 30, 2010 following the termination of employment of the prior Chief Financial Officer. We have determined that this current structure is the most appropriate and effective Board leadership structure for the Company at this time based upon a number of factors, including the experience of the applicable individuals, the current business environment, the specific needs of the business and what is in the best interests of the Company’s stockholders. However, the Board may reconsider the Company’s leadership structure from time to time in the future based on considerations at that time.

The Company does not have a lead independent director. Given the size of the Board, the Board believes that the presence of five independent directors out of the seven directors on the Board, which independent directors sit on the Board’s committees, is sufficient independent oversight of the Chief Executive Officer and the Chairman of the Board. The independent directors work well together in the current board structure, and the Board does not believe that selecting a lead independent director would add significant benefits to the Board’s oversight role.

Risk Oversight

Our management continually monitors the material risks facing the Company, including financial risk, strategic risk, operational risk, and legal and compliance risk. The Board of Directors is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. The Board has delegated to certain committees oversight responsibility for those risks that are directly related to their area of focus.

The Audit Committee reviews our policies and guidelines with respect to risk assessment and risk management, including our major financial risk exposures, and oversees the steps management has taken to monitor and control those exposures. The Compensation Committee considers risk issues when establishing and administering our compensation program for executive officers and other key personnel. The Nominating and Corporate Governance Committee oversees matters relating to the composition and organization of the Board and advises the Board how its effectiveness can be improved by changes in its composition and organization.

The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board or committee. We believe that our leadership structure also enhances the Board’s risk oversight function since our Chairman regularly discusses with management the material risks facing the Company. The Chairman is also expected to report candidly to his fellow directors on his assessment of the material risks we face, based upon the information he receives from management.

Board Structure and Committees

Our Board of Directors is divided into three classes, with one class of directors being elected at each annual meeting of stockholders. Each director serves for a term of three years and until his successor is elected and qualified. The Board of Directors oversees the business and affairs of the Company and monitors the performance of its management. Although the Board of Directors is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s executive officers. Directors also communicate with the Company’s outside advisors, as necessary. The Board of Directors met five times in 2011.

During 2011, the Company had three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board may from time to time form other committees as circumstances warrant. Such committees will have the authority and responsibility as delegated by the Board.

Only members of the Board of Directors can be members of a committee, and each committee is required to report its actions to the full Board of Directors. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee each operates under a written charter adopted by the Board. Charters for each of these three committees are available on the Company’s website at www.cpsinet.com in the “Investors” section under “Governance.”

None of the incumbent directors attended less than 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board of Directors on which he served. Absent extenuating circumstances, directors are expected to attend annual meetings of the Company’s stockholders. All of our directors attended the 2011 annual meeting of stockholders.

The following describes the functions and sets forth the current membership of each committee of the Board of Directors. The number of meetings that each committee held in 2011 is also listed.

Audit Committee

The current members of the Audit Committee are Ernest F. Ladd, III (Chairman), William R. Seifert, II and Charles P. Huffman, all of whom are independent directors as defined under existing Nasdaq listing standards and SEC rules. The Audit Committee met six times during 2011.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: the financial reports and other financial information provided by the Company to its stockholders and others; the Company’s financial policies and procedures; the Company’s system of internal controls; and the Company’s auditing, accounting and financial reporting processes. The Audit Committee is directly responsible for appointing and overseeing the independent auditor of the Company.

The Board of Directors has carefully evaluated the backgrounds of the members of the Audit Committee and has determined that such members qualify as independent under applicable Nasdaq listing standards and SEC rules for audit committee membership. Furthermore, in accordance with SEC rules, the Board has determined that Ernest F. Ladd, III and Charles P. Huffman both qualify as an “audit committee financial expert” as defined by the applicable SEC rules. The Report of the Audit Committee appears in this proxy statement on page 32.

Compensation Committee

The current members of the Compensation Committee are William R. Seifert, II (Chairman), W. Austin Mulherin, III and John C. Johnson. The Board of Directors has determined that each of these members is independent under the Nasdaq director independence standards. The Compensation Committee met five times during 2011.

The Compensation Committee is authorized to approve and recommend to the Board of Directors the compensation to be paid to officers, directors and committee members of the Company. Executive compensation may include, but is not limited to, salary, bonus, stock options, other annual compensation and any combination thereof as the Compensation Committee deems appropriate in light of the performance of the Company. The Compensation Committee Report appears on page 21 of this proxy statement.

Additionally, the Compensation Committee has reviewed CPSI’s compensation programs, plans and practices for all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risks which are “reasonably likely to have a material adverse effect” on CPSI. As a result of this process, the Compensation Committee concluded and informed the Board of Directors that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are W. Austin Mulherin, III (Chairman), John C. Johnson and Charles P. Huffman. The Board of Directors has determined that each of these members is independent under the Nasdaq director independence standards. The Nominating and Corporate Governance Committee met once during 2011.

The purposes of the Nominating and Corporate Governance Committee are to (a) identify individuals qualified to become members of the Board and to recommend director nominees to the Board for election by the stockholders, (b) monitor, oversee and evaluate the corporate governance principles applicable to the Company and (c) oversee the evaluation of the Board and management.

Consideration of Director Nominees

Criteria and Diversity

Criteria that will be used by the Nominating and Corporate Governance Committee in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of “independence” required by the Nasdaq listing standards, as well as skills, occupation and experience in the context of the needs of the Board. The Company’s Corporate Governance Guidelines also set forth certain factors that should be considered by the Nominating and Corporate Governance Committee in recommending a nominee to the Board, including relevant experience, intelligence, independence, commitment, integrity, diligence, conflicts of interest, age, compatibility with the Company’s management team and culture, prominence, understanding of the Company’s business, the ability to act in the interests of all stockholders and other factors deemed relevant. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Although neither the Board nor the Nominating and Corporate Governance Committee has a policy with regard to the consideration of diversity in identifying director nominees, the director nomination process is designed to ensure that the Board includes members with diverse backgrounds and experiences. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment and commitment to CPSI’s success. For a discussion of the individual experiences and qualifications of our Board members, please refer to the section entitled, “Proposal 1: Election of Class I Directors” in this proxy statement.

Process for Identifying and Evaluating Nominees for Director

The process that will be followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates will include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

Director Nominees Proposed by Stockholders

The Nominating and Corporate Governance Committee will consider stockholder-recommended director candidates for inclusion in the slate of nominees that the Board recommends to the stockholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the selection criteria described above. The Nominating and Corporate Governance Committee will not assign specific weights to its various criteria and no particular criterion is necessarily applicable to all prospective nominees.

Stockholders may recommend to the Nominating and Corporate Governance Committee individuals to be considered as potential director candidates by submitting the following information to the “Nominating and Corporate Governance Committee of Computer Programs and Systems, Inc.,” c/o Corporate Secretary, 6600 Wall Street, Mobile, Alabama 36695:

•	The name of the recommended person;

•	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

•	The written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

•

As to the stockholder making the recommendation, the name and address of such stockholder, as it appears on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects his or her beneficial ownership of the Company’s common stock; and

•	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In addition to submitting nominations in advance to the Nominating and Corporate Governance Committee for consideration, a stockholder also may nominate persons for election to the Board of Directors in person at a stockholders meeting. Our Bylaws provide that written notice of a stockholder’s intent to make a nomination at a stockholders meeting must be given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Company and received (1) with respect to any annual meeting, not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with the last annual meeting of stockholders, (2) if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, not less than 60 days before the date of the applicable annual meeting, or (3) with respect to any special stockholders meeting called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.

Each such stockholder’s notice shall set forth:

•	The name and address of such stockholder, as it appears on the Company’s books;

•	A representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

•	The class and number of shares of our stock beneficially owned by such stockholder and the nominee;

•

A description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder;

•	The name, age, business address and, if known, residence address of the nominee;

•	The principal occupation or employment of the nominee;

•

Any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC; and

•	The written consent of the nominee to serve as a director if elected.

The chairman of the annual meeting of stockholders shall determine whether or not a nomination was made in accordance with the procedures set forth in our Bylaws. If the chairman determines that a nomination is defective, he will declare to the meeting that such nomination is defective, and the defective nomination will be disregarded.

Stockholder Communications with the Board

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairman of the Nominating and Corporate Governance Committee

of Computer Programs and Systems, Inc.

c/o Corporate Secretary

6600 Wall Street

Mobile, Alabama 36695

All communications to the Board will be relayed to the Chairman of the Nominating and Corporate Governance Committee without being screened by management. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Corporate Governance Committee will be primarily responsible for monitoring communications from stockholders and will provide copies or summaries of such communications to the other directors as he considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know.

Executive Sessions

Executive sessions of the independent directors of the Board are to be held at least two times a year and otherwise as needed. These sessions are chaired by an independent director selected by a majority of the independent directors.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, which establishes the compensation of the executive officers of CPSI, during 2011 was comprised of Messrs. Seifert, Mulherin and Johnson. No member of the Committee is, or was during 2011, an executive officer of another company whose board of directors has a comparable committee on which one of our executive officers serves.

Stock Ownership Guidelines for Non-Employee Directors

CPSI has always encouraged directors to have a financial stake in the Company, and the directors have generally owned shares of our common stock, but the Company has not historically specified any level of share ownership for individual directors. On January 23, 2012, however, the Board of Directors, at the recommendation of the Nominating and Corporate Governance Committee, amended CPSI’s Corporate Governance Guidelines in order to implement formal stock ownership guidelines for non-employee directors. Under the guidelines, each non-employee director should acquire and beneficially own shares of CPSI common stock with a value equal to at least three times the director’s annual retainer. Current non-employee directors have five years (until January 23, 2017) to satisfy this guideline, while any new non-employee director has five years from the date of his or her election to the Board to satisfy this guideline. The minimum number of shares to be held by a director will be calculated on the first trading day of each calendar year based on the fair market value of such shares. Any subsequent change in the value of the shares will not affect the amount of stock directors should hold during that year. For purposes of meeting the ownership guidelines, the following categories of stock are counted: (i) shares owned directly, (ii) shares owned indirectly (e.g., by a spouse, minor children or a trust), and (iii) time-vesting restricted stock. However, unexercised stock options and unearned performance shares, if any, are not counted toward meeting the guidelines. If the number of shares that a director should own is increased as a result of an increase in the amount of such director’s annual retainer, the director will have five years from the effective date of the increase to attain the increased level of ownership.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Our policy with respect to the compensation of executive officers is linked to our historical method for identifying and selecting executive officers to manage the Company. Generally, we have sought to identify and promote talented individuals from within the Company to become our executive officers. Specifically, those individuals hired by us who have demonstrated over time the greatest ability to successfully develop, market and manage our products and services, who have developed a comprehensive understanding of our operations and finances from the ground up and who have exhibited strong management skills, have been promoted by the Board of Directors to the executive officer ranks. We feel that this method of selecting executive officers offers us the best chances of continuing to grow our business and of generating long-term returns for our stockholders. Our compensation philosophy is consistent with, and attempts to further, our belief that the caliber and motivation of our executive officers, and their leadership, are critical to our success.

Our compensation program is designed to motivate and retain our executive officers, to align their financial interests with those of our stockholders and to reward Company performance and/or behavior that enhances stockholder returns. The elements of compensation consist of base salary, annual cash incentive compensation and periodic equity awards. Additionally, of the executive officers identified in the Summary Compensation Table on page 22 (who we refer to as our “named executives”), the base salaries of two of them, Victor S. Schneider and Troy D. Rosser, consist in part of commissions, which are based on the amount of profit generated by the Company from its sales of software systems and hardware and the amount of revenues generated from its sales of business management services.

As discussed below, the Compensation Committee engaged a compensation consulting firm in late 2010 in order to, among other things, evaluate the Company’s executive compensation program. As a result of this engagement and evaluation, the Compensation Committee recommended to the Board of Directors for adoption, and the Board adopted in April 2011, an annual cash bonus incentive program in order to reward Company performance and further link executive compensation with the performance of the Company. Additionally, stock-based awards have been made periodically in order to provide management with an equity interest in the Company, which we believe helps to motivate them and align their financial interests with those of our stockholders. We believe that our compensation program has been successful in retaining executive talent, in that all of the current named executives have been employed by the Company for at least 17 years, but that it is important to continue to create incentives to ensure the retention of those executives and other employees who are critical to the success of our business.

No Employment or Severance Agreements

Our named executives do not have employment, severance or change-in-control agreements. Our named executives serve at the will of the Board, which enables the Company to terminate their employment with discretion as to the terms of any severance arrangement. This is consistent with the Company’s employment and compensation philosophy.

Oversight of Executive Compensation

Our Compensation Committee has oversight of the executive compensation program and normally recommends to the full Board for approval the compensation paid to our executive officers. The Compensation Committee is composed of the following three non-employee members of the Board of Directors: William R. Seifert, II (Chairman), W. Austin Mulherin, III and John C. Johnson. Each of these directors has been determined by the Board of Directors to qualify as independent under applicable Nasdaq director independence standards. The members of the Compensation Committee are appointed on an annual basis by the full Board upon recommendation of the Nominating and Corporate Governance Committee.

The Compensation Committee is governed by the Compensation Committee Charter, a copy of which is available on CPSI’s website at www.cpsinet.com in the “Investors” section under “Governance.” The Compensation Committee’s primary responsibilities with respect to establishing executive compensation and administering our compensation program, as provided for in the Committee’s charter, include the following:

•	Reviewing and making recommendations to the Board regarding the compensation of the executive officers of the Company;

•	Reviewing and making recommendations to the Board regarding our policies and procedures pertaining to director compensation;

•	Reviewing and making recommendations to the Board regarding executive compensation and benefit plans and programs; and

•	Overseeing and administering our equity-based plans.

The scope of the Compensation Committee’s authority is limited by the responsibilities that are set forth in its charter. Additionally, in fulfilling its responsibilities, the Compensation Committee is permitted to delegate its authority to one or more of its members. The charter further provides the Compensation Committee with the authority to engage independent compensation consultants and legal advisers when determined by the Compensation Committee to be necessary or appropriate in carrying out its duties. The Compensation Committee has sole authority to retain and terminate any such consultant or legal adviser, including sole authority to approve the fees and other retention terms.

The Compensation Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. Any revisions to the charter are to be made by the full Board. The Compensation Committee last reviewed and assessed the adequacy of its charter on March 22, 2012.

Role of Executive Officers in Compensation Decisions

Our Chief Executive Officer and Chief Financial Officer make recommendations to the Compensation Committee regarding base salaries, bonuses and equity compensation grants for the remainder of our executives. Neither the Chief Executive Officer nor the Chief Financial Officer is involved in determining his own compensation. The Compensation Committee has discretion to approve, disapprove or modify recommendations made by these executives, and then provides a recommendation regarding compensation of our executive team to the Board for its approval.

Role of Compensation Consultant

From the fall of 2010 through April 2011, the Compensation Committee engaged a compensation consultant, Hay Group, Inc. (“Hay Group”), to review, assess and provide recommendations with respect to certain aspects of the Company’s compensation program for executive officers and directors. In this role, Hay Group rendered services specifically requested by the Compensation Committee, which included examining the overall pay mix for our executives, conducting a competitive assessment of our executive compensation program and making recommendations to and advising the Compensation Committee on compensation design and levels. In this regard, Hay Group provided advice to the Compensation Committee on structuring annual and long-term incentive arrangements for executives. In addition, Hay Group provided advice to the Compensation Committee on the compensation elements and levels for non-employee directors.

CPSI does not have a policy that limits the services that an executive compensation consultant can perform. However, CPSI did not engage Hay Group for any projects other than those directed by the Compensation Committee, which were limited to engagements involving the compensation of executives and directors. Hay Group has not performed any other services for CPSI.

Consideration of Prior Shareholder Advisory Vote on Executive Compensation

We provide our shareholders with the opportunity annually to vote to approve, on an advisory basis, the compensation of our named executives (often referred to as a “say-on-pay” vote). Although the “say-on-pay” vote is advisory and non-binding, the Compensation Committee considers the outcome of the vote as part of its executive compensation planning process. At the 2011 Annual Meeting of Stockholders held on May 5, 2011, over 98.4% of the 8,816,605 votes cast on the “say-on-pay” proposal were voted in favor of the compensation of CPSI’s named executives officers as disclosed in the proxy statement for that meeting. Our Compensation Committee considered this high level of shareholder support when determining the compensation for 2012, but did not take any compensation actions in 2011 or to date in 2012 specifically in response to the shareholder advisory vote on executive compensation. The Committee concluded that the Company’s compensation program should continue to emphasize the performance, alignment and retention objectives described herein.

Elements Used to Achieve Compensation Objectives

The Compensation Committee’s former compensation consultant, Hay Group, worked with the Committee in late 2010 and early 2011 to conduct a competitive assessment of our executive compensation program. Hay Group gathered market data, including proxy data from 16 “peer group” public companies and data from Hay Group’s 2010 General Market Executive Compensation Report, about the base salaries, annual cash incentives and equity compensation provided by these companies. The 16 publicly-traded companies included: MedAssets, Inc., Blackbaud, Inc., Quality Systems, Inc., Tyler Technologies, Inc., Manhattan Associates, Inc., S1 Corporation, Omnicell, Inc., RCM Technologies, Inc., Datalink Corporation, NaviSite, Inc. (which subsequently merged with another company and is no longer a publicly-reporting company), Sourcefire, Inc., Ebix, Inc., Easylink Services International Corporation, CSP Inc., American Software, Inc. and Pros Holdings, Inc. These companies were selected because they provided software and IT services and had approximately one-half to two times the revenues of CPSI, with the median revenue being approximately $184 million. Additionally, 15 of these companies developed their own software, built IT systems and applications and customized programs to meet client needs, 12 of them offered installment and maintenance services and 14 of them provided additional services, primarily consulting, but also IT staffing, training and application hosting.

The results of the peer group analysis showed that the total cash compensation (salary plus annual bonus) for our non-commissioned named executives in 2010 was slightly below the median of the peer group as reflected in these companies’ most recent proxy statements, while our non-commissioned named executives’ total direct compensation was below the 25th percentile of the peer group. For CPSI’s named executives who receive commissions, total cash compensation was at the market median of the peer group, while total direct compensation was below the 25th percentile of the peer group. The results of the broader survey analysis conducted by Hay Group were substantially consistent with the results of the peer group analysis. Hay Group noted that CPSI’s positioning relative to its peer group in these areas resulted from the lack of annual cash incentives paid to our named executives and the lack of regular long-term equity incentive grants.

The Compensation Committee reviewed this information to assess the competitiveness of our compensation program for our executive officers, including the named executives. In response to this analysis and assessment, in April 2011 the Compensation Committee, as discussed in further detail below, established an annual cash incentive program for non-commissioned executive officers and approved the grant of restricted stock awards to the Company’s executive officers, including the named executives.

The main components of compensation paid to our named executives in 2011 consisted of the following:

•	base salaries;

•	an annual cash incentive award for the three named executives who do not receive commissions;

•	long-term equity incentive awards (restricted stock); and

•	for two of our named executives, sales commissions.

We do not have any formal policy or target for allocating compensation between long-term and short-term compensation or between cash and non-cash compensation. Instead, the Compensation Committee determines what it believes to be the appropriate level and mix of the various compensation components based on recommendations from our Chief Executive Officer, Company performance against stated objectives, individual performance and, in connection with the compensation decisions made by the Compensation Committee in April 2011, overall comparisons to the above referenced peer group information. With respect to the compensation decisions made by the Compensation Committee in April 2011, the committee did not target any specific element of compensation, or total compensation, to a specific point or range in the peer group data but used the data as a factor in setting compensation levels. The other factors noted in our philosophy above drive target compensation levels that vary between each of our named executives and from the range of compensation paid by any peer group public companies.

Base Salaries.    Each named executive’s base salary is determined principally by the responsibilities required by the executive’s position, as well as the executive’s length of service in a position and at our Company, and also takes into account individual competence and the amount of other elements of compensation. Based on the application of these factors, the Board of Directors approved on April 18, 2011, upon the recommendation of the Compensation Committee, increases in the annual base salaries of certain of the executive officers of the Company, including the named executives. Mr. Douglas, President and Chief Executive Officer, received an increase in base salary of $50,000 (or 9%), from $550,000 to $600,000; Mr. Dye, Chief Financial Officer, Secretary and Treasurer, received an increase in base salary of $80,000 (or 20%), from $400,000 to $480,000; Mr. Schneider, Senior Vice President-Corporate and Business Development, received an increase in base salary of $50,000 (or 25%), from $200,000 to $250,000; Mr. Rosser, Senior Vice President-Sales, received an increase in base salary of $50,000 (or 48%), from $105,000 to $155,000; and Mr. Hinckle, Vice President-Financial Software Services, received an increase in base salary of $35,000 (or 11%), from $315,000 to $350,000. The amount of any future increase or decrease in base salary will be considered based on the above mentioned factors, including the Company’s financial performance and, in the discretion of the Compensation Committee, the compensation paid by our competitors and/or other comparable-sized companies.

Commissions.    Two of our current named executives—Victor S. Schneider and Troy D. Rosser—are compensated in part through the payment of commissions. The amount of commissions earned by each named executive is included in the Salary column of the Summary Compensation Table on page 22 below. Mr. Schneider, the Company’s Senior Vice President-Corporate and Business Development, is responsible for revenue generation efforts, customer relations, strategic growth initiatives and positioning, and market execution. As the Company’s highest ranking officer with a direct responsibility for sales, Mr. Schneider has received each year since 2004 a commission, payable monthly, equal to 0.5% of the Company’s gross profit from sales of software systems and hardware to both new and existing customers of the Company during such year. Additionally, Mr. Schneider has received each year since 2004 a 1.00% commission, payable monthly, on the Company’s revenues from the first two years of billing on contracts entered into for business management services. Commissions from sales of software and hardware become payable at the time of completion of the installation of the applicable hardware and/or software. Commissions from the sale of business management services become payable at the time that the Company recognizes revenue from such sales under GAAP. The Compensation Committee approved these specific sales metrics based on the estimated amount of total compensation that would be payable to Mr. Schneider based on historical sales information. The commissions are designed to reward Mr. Schneider for Company performance directly related to sales activities. There are no threshold, target or maximum amounts or quotas established for the calculation of commissions due to Mr. Schneider.

Mr. Rosser, the Company’s Senior Vice President-Sales, is responsible for overseeing all of the Company’s sales and marketing efforts. As the Company’s second highest ranking officer with a direct responsibility for sales, Mr. Rosser has received each year since 2006 a commission, payable monthly, equal to 1.00% of the Company’s gross profit from sales of software systems and hardware to new customers of the Company during such year. Such commission rate increases to 1.5% on gross profit exceeding $17,250,000 in a year (which threshold, not having been reached in any year between 2006 and 2010, was lowered in 2011 to $14,000,000).

Mr. Rosser has also received since 2006 a commission, payable monthly, equal to 0.5% of the Company’s gross profit from sales of software systems and hardware to existing customers. Additionally, Mr. Rosser has received each year since 2006 a 0.5% commission, payable monthly, on the Company’s revenues from the first two years of billing on contracts entered into for business management services. Commissions from sales of software and hardware become payable at the time of completion of the installation of the applicable hardware and/or software. Commissions from the sale of business management services become payable at the time that the Company recognizes revenue from such sales under GAAP. The Compensation Committee approved these specific sales metrics based on the estimated amount of total compensation that would be payable to Mr. Rosser based on historical sales information. The commissions are designed to reward Mr. Rosser for Company performance directly related to sales activities. Other than for the potential increase in commission rate (from 1.0% to 1.5%) on gross profit from sales of software and hardware to new customers, there are no threshold, target or maximum amounts or quotas established for the calculation of commissions due to Mr. Rosser.

In the event that a customer defaults on payment for software, hardware or business management services, all commissions paid to these executives on the defaulted accounts are deducted from future commissions. In the event that partial payment from a customer is received, commissions are deducted pro rata based on the amount of the payment received. Other than in the event of an executive’s death, the Company discontinues all commission payments upon termination of the executive’s employment with the Company.

Annual Incentive Compensation.    In order to further align the interests of the executives with those of the stockholders, the Compensation Committee recommended to the Board of Directors for adoption, and the Board adopted on April 18, 2011, the 2011 Executive Officer Incentive Program. This short-term cash bonus incentive program was designed to further link executive compensation with the performance of the Company. Under the incentive program established for 2011, each executive officer of the Company, other than executive officers earning commission-based compensation, was eligible for a cash bonus based upon the achievement in 2011 of a specific financial objective associated with the overall results of the Company for the year. The Committee believes that an appropriate metric for overall financial performance and determining cash incentive compensation is earnings before interest, income taxes, depreciation or amortization, or “EBITDA.”

Under the terms of the 2011 Executive Officer Incentive Program, our non-commissioned named executives were entitled to:

•	50% of their annual cash incentive target bonus amount if the Company’s EBITDA in 2011 was 55% of EBITDA in 2010 (the threshold award);

•	100% of their annual cash incentive target bonus amount if the Company’s EBITDA in 2011 was 105% of EBITDA in 2010 (the target award); and

•	150% of their annual cash incentive target bonus amount if the Company’s EBITDA in 2011 was 155% of EBITDA in 2010 (the maximum award).

The Company interpolates on a straight-line method between the threshold, target and maximum award amounts where EBITDA in 2011 is between 55% and 155% of EBITDA in 2010. No bonuses would have been earned if performance was below the threshold of 55% of 2010 EBITDA.

In 2011 the Company achieved 141.5% of 2010 EBITDA, resulting in the named executives receiving 136.5% of their target award amount under the terms of the program. The individual target bonus amounts, including as a percentage of salary, for the three non-commissioned named executives for 2011, and the amount earned and paid based on the level of achievement of EBITDA growth, were as follows:

	Target Bonus as a % of Salary	Target Bonus Amount	Actual Bonus Paid
J. Boyd Douglas	30%	$180,000	$245,700
David A. Dye	30%	$144,000	$196,560
Robert D. Hinckle	10%	$35,000	$47,775

At its January 18, 2012 meeting, the Compensation Committee established a short-term cash incentive program for 2012 for the non-commissioned executive officers of the Company, including the named executives. Under the 2012 Executive Officer Incentive Program, the target bonus amount (in dollars and as a percentage of base salary) for each of the named executives is the same as in 2011. Additionally, bonuses under the 2012 incentive program continue to be based on growth in EBITDA from the prior year. However, under the terms of the 2012 incentive program, the Committee adjusted the EBITDA performance targets under which bonuses may be earned, as follows:

•	75% of the executive’s target bonus amount is earned if the Company’s EBITDA in 2012 is 95% of EBITDA in 2011 (the threshold award);

•	100% of the executive’s target bonus amount is earned if the Company’s EBITDA in 2012 is 105% of EBITDA in 2011 (the target award); and

•	150% of the executive’s target bonus amount is earned if the Company’s EBITDA in 2012 is 130% of EBITDA in 2011 (the maximum award).

The Company will interpolate between the threshold, target and maximum award amounts where EBITDA in 2012 is between 95% and 130% of EBITDA in 2011 in the following manner:

2012 EBITDA	Percentage of Target Bonus Amount Earned by Named Executive
Less than 95% of 2011 EBITDA	No bonus earned
95% of 2011 EBITDA	75% of Target Bonus Amount
100% of 2011 EBITDA	90% of Target Bonus Amount
105% of 2011 EBITDA	100% of Target Bonus Amount
110% of 2011 EBITDA	110% of Target Bonus Amount
115% of 2011 EBITDA	120% of Target Bonus Amount
120% of 2011 EBITDA	130% of Target Bonus Amount
125% of 2011 EBITDA	140% of Target Bonus Amount
130% or more of 2011 EBITDA	150% of Target Bonus Amount

The Company will further linearly interpolate between the amounts set forth above.

Awards made under the 2011 and 2012 incentive programs are subject to recovery or adjustment by the Company in certain circumstances in which the operating results on which the payment was based are restated or otherwise adjusted or in the event that a participant’s conduct is not in good faith and materially disrupts, damages, impairs or interferes with the business of the Company.

Equity Compensation.    We have made occasional grants of equity compensation to executive officers in order to provide an incentive for them to maintain their relationship with the Company and to align their interests and compensation with the long-term interests of stockholders. However, at this time, we have no pre-established program or schedule for making such grants. Instead, grants have been made solely on a discretionary basis taking into account our need to incentivize management. In order to further align the interests of executives with the long-term interests of stockholders, the Compensation Committee may consider making grants of equity awards on a more regular basis.

At the time of our initial public offering in May 2002, we awarded non-qualified stock options under our 2002 Stock Option Plan to all of our employees, including all of our then current executive officers. These options vested in May 2007 and expired in May 2009. The options did not contain any performance-based conditions to vesting. These option grants were made to permit all of our employees to participate in the ownership of the Company in connection with our becoming a public company. The number of options granted was determined using a formula based on years of service to the Company and then current salary. No option grants have been made since the time of our initial public offering in May 2002. The 2002 Stock Option Plan expires on May 24, 2012.

Beginning in 2006, the accounting treatment for stock options changed as a result of the Financial Accounting Standards Board’s FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, making the accounting treatment of stock options less attractive. As a result, we addressed the desirability of granting shares of restricted stock to executive officers and concluded that restricted stock would provide an equally motivating form of incentive compensation. Accordingly, in anticipation of the change in accounting for stock options, our Board of Directors, upon the Compensation Committee’s recommendation, adopted the 2005 Restricted Stock Plan, which was approved by our stockholders at the 2005 annual meeting. In 2006, we awarded restricted stock to certain of our executive officers, including all of our then current named executive officers, under the 2005 Restricted Stock Plan. These restricted stock grants were “timed-based” awards, with one-fifth of the shares vesting on January 30 of each year following the year of date of grant. All of the awards granted in 2006 had become fully vested as of January 30, 2011.

In order to ensure the continued alignment of the interests of management with those of the stockholders, as well as to act as a retention device, the Compensation Committee awarded additional shares of restricted stock under the 2005 Restricted Stock Plan to all of the executive officers of the Company, including the named executives, on April 18, 2011. These restricted stock grants are “timed-based” awards, meaning that they vest over a period of time and are not subject to the achievement of any performance-based goals. Specifically, one-fifth of the shares vest on April 18 of each year, commencing on April 18, 2012. In order to vest, the executive must remain employed by us as an executive on each vesting date. The only circumstances that trigger an acceleration of vesting of an award are the following: a change of control of the Company; the death or disability of the executive; and, at the discretion of the Compensation Committee, upon the executive’s termination without cause (as defined in the plan). The size of these awards was based on the subjective determination of the Committee, which considered each executive’s importance to and tenure with the Company and level of responsibility, as well as the results of the compensation consultant’s executive compensation analysis. Additionally, in determining the size of the awards, the Compensation Committee decided that the maximum number of shares of restricted stock that could vest in any one year per participant would not exceed 50% of that participant’s annual salary in effect at the date of grant. The number of shares awarded to each of the named executives is reflected in the Grants of Plan-Based Awards table on page 24 below.

Equity Grant Practices

To date, our practice in granting restricted stock has been to determine the dollar amount of equity compensation that we want to provide the executives and then to grant a number of shares of restricted stock that has a fair market value equal to that amount on the date of grant. We determine the fair market value based on the closing price of our stock on the Nasdaq Stock Market on the date of grant. We do not select grant dates based upon the public release of material information about the Company, and the proximity of the grant date of any award to the date on which we announce such information is coincidental.

Perquisites and Other Benefits

None of our executive officers receives any perquisites. Our policy is to not provide perquisites to executives, in part because we believe that they do not effectively incentivize management to improve the financial performance of the Company. Additionally, we do not maintain any pension or defined benefit plans for the benefit of our executive officers.

Our executive officers participate in the Company’s 401(k) plan on the same terms as all of our employees. The plan allows eligible employees to contribute up to 60% of their pre-tax earnings up to the statutory limit prescribed by the Internal Revenue Service. The Company matches a discretionary amount determined by the Board of Directors. In 2011, we matched employee contributions up to $1,000 per employee per year and contributed another $1,000 per employee.

Senior management, including the named executives, also participate in our other benefit plans on the same terms as our other employees. These plans include medical and dental insurance, life insurance and long-term disability insurance.

Tax and Accounting Implications

Tax Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code generally limits the tax deductibility paid by a public company to its Chief Executive Officer and certain other executive officers to $1 million in the year that the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. To date, no executive officer of the Company has ever received taxable compensation exceeding $1 million in a single year. Accordingly, the Company believes that all of the compensation paid through 2011 has been fully deductible for federal income tax purposes. As part of its role, the Compensation Committee will continue to review and consider the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code when developing and implementing short- and long-term incentive arrangements. However, the Company believes it is important to preserve flexibility in administering its compensation program in a manner designed to promote varying corporate goals. Accordingly, the Company has not adopted a policy that all compensation exceeding $1 million must qualify as deductible under Section 162(m). Additionally, the Company has not submitted for shareholder approval the 2012 Executive Officer Incentive Program, which is the Company’s short-term cash incentive program for non-commissioned executive officers. Therefore, it is possible that amounts paid to executive officers in the future may not qualify as performance-based compensation excluded from the limitation on deductibility.

Accounting for Stock-Based Compensation.    Beginning on January 1, 2006, the Company began accounting for stock-based compensation, including restricted stock granted under the 2005 Restricted Stock Plan, in accordance with the requirements of the FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation.

Section 409A of the Internal Revenue Code (“Section 409A”).    The Company designs, awards and implements its compensation arrangements to fully comply with Section 409A and accompanying regulations.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in CPSI’s 2012 proxy statement.

The Compensation Committee:

William R. Seifert, II, Chairman

W. Austin Mulherin, III

John C. Johnson

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the Company’s named executive officers for the fiscal years ended December 31, 2011, 2010 and 2009. The Company has not entered into any employment agreements with any of the named executive officers. When setting total compensation for each of the named executive officers, the Compensation Committee reviews tally sheets which show the executive’s current compensation, including equity and non-equity based compensation.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(8)	Option Awards ($)(9)	Non-Equity Incentive Plan Compensation ($)(10)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(11)	Total ($)
J. Boyd Douglas President, CEO and Director	2011	$584,615		-0-	$1,000,000	-0-	$245,700	-0-	$19,766	$1,850,081
	2010	$550,000		-0-	-0-	-0-	-0-	-0-	$8,709	$558,709
	2009	$521,154		-0-	-0-	-0-	-0-	-0-	$15,420	$536,574

David A. Dye(1) CFO, Secretary and Treasurer	2011	$420,769		-0-	$1,000,000	-0-	$196,560	-0-	$17,766	$1,635,095
	2010	$84,135		-0-	-0-	-0-	-0-	-0-	$9,000	$93,135

Victor S. Schneider Senior Vice President–Corporate and Business Development	2011	$598,830	(2)	-0-	$750,000	-0-	-0-	-0-	$15,325	$1,364,155
	2010	$556,531	(3)	-0-	-0-	-0-	-0-	-0-	$5,355	$561,886
	2009	$442,454	(4)	-0-	-0-	-0-	-0-	-0-	$8,710	$451,164

Troy D. Rosser Senior Vice President–Sales	2011	$583,439	(5)	-0-	$750,000	-0-	-0-	-0-	$15,325	$1,348,764
	2010	$488,986	(6)	-0-	-0-	-0-	-0-	-0-	$5,355	$494,341
	2009	$353,889	(7)	-0-	-0-	-0-	-0-	-0-	$8,710	$362,599

Robert D. Hinckle Vice President–Financial Software Services	2011	$339,231		-0-	$500,000	-0-	$47,775	-0-	$10,883	$897,889
	2010	$304,615		-0-	-0-	-0-	-0-	-0-	$5,355	$309,970
	2009	$300,000		-0-	-0-	-0-	-0-	-0-	$8,710	$308,710

(1)	David Dye was appointed Chief Financial Officer of CPSI effective June 30, 2010. Mr. Dye was not an employee of CPSI during 2009. Accordingly, this table only presents compensation for Mr. Dye for 2011 and 2010.
(2)	$348,830 of this amount represents sales commissions earned by Mr. Schneider during 2011.
(3)	$306,531 of this amount represents sales commissions earned by Mr. Schneider during 2010.
(4)	$192,454 of this amount represents sales commissions earned by Mr. Schneider during 2009.
(5)	$428,439 of this amount represents sales commissions earned by Mr. Rosser during 2011.
(6)	$383,986 of this amount represents sales commissions earned by Mr. Rosser during 2010.
(7)	$248,889 of this amount represents sales commissions earned by Mr. Rosser during 2009.
(8)	Represents the aggregate grant date fair value of non-option stock awards granted in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718, rather than the amount paid to or realized by the named executive officer. See Note 6 to the financial statements in CPSI’s Form 10-K for the year ended December 31, 2011 for the assumptions made in determining the grant date fair value. There can be no assurance that the grant date fair value will ever be realized.
(9)	There were no options granted in 2011, 2010 or 2009.
(10)	Represents cash compensation earned pursuant to the Company’s 2011 Executive Officer Incentive Program (adopted by the Board on April 18, 2011) based on 2011 EBITDA being 141.5% of 2010 EBITDA, which resulted in 136.5% of each executive officer’s target bonus amount being earned under the terms of the program. For additional information on this program, see the discussion on pages 18-19 of this proxy statement.

(11)	The following table shows each of the components of the “All Other Compensation” column for 2011: (i) Company contributions to the 401(k) retirement plan; and (ii) dividends paid on unvested shares of restricted stock under the Company’s 2005 Restricted Stock Plan. The Company does not provide any perquisites to its executive officers.

All Other Compensation—2011

Name of Executive	Company 401(k) Contributions	Dividends on Restricted Stock	Total “All Other Compensation”
J. Boyd Douglas	$2,000	$17,766	$19,766
David A. Dye	-0-	$17,766	$17,766
Victor S. Schneider	$2,000	$13,325	$15,325
Troy D. Rosser	$2,000	$13,325	$15,325
Robert D. Hinckle	$2,000	$8,883	$10,833

Grants of Plan-Based Awards in 2011

The following table provides certain information regarding the non-equity incentive and restricted stock awards made to our named executives during 2011.

Name of Executive	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J. Boyd Douglas	4/18/2011	$90,000	$180,000	$270,000	—	—	—	16,450	—	—	$1,000,000
David A. Dye	4/18/2011	$72,000	$144,000	$216,000	—	—	—	16,450	—	—	$1,000,000
Victor S. Schneider	4/18/2011	—	—	—	—	—	—	12,338	—	—	$750,000
Troy D. Rosser	4/18/2011	—	—	—	—	—	—	12,338	—	—	$750,000
Robert D. Hinckle	4/18/2011	$17,500	$35,000	$52,500				8,225			$500,000

(1)	The amounts shown in these columns reflect the threshold, target and maximum amounts potentially payable to each named executive officer who participated in the Company’s 2011 Executive Officer Incentive Program (adopted by the Board on April 18, 2011), in which executive officers of the Company who do not receive commissions were eligible to participate. The actual bonus amount earned in 2011 by each named executive officer under the program is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	The amount shown in this column reflects the number of shares of restricted stock granted to the named executive officers on April 18, 2011 under the 2005 Restricted Stock Plan. The award vests in five annual installments of 20% each on April 18 of each year, commencing on April 18, 2012. The named executive officers are entitled to the receipt of dividends declared on our common stock at the same rate and on the same terms as our other stockholders. The shares automatically vest upon the grantee’s death or disability or upon a change in control of the Company. The shares are forfeited upon a termination of the grantee’s employment with the Company (other than as a result of death or disability).
(3)	The amount shown in this column is the grant date fair value of the award of restricted stock to the executive on April 18, 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table shows the number of shares of unvested restricted stock held by our named executives on December 31, 2011, and the market value of such shares, calculated using the year-end closing market price of $51.11 per share. There were no stock options outstanding at December 31, 2011.

	Option Awards					Stock Awards
Name of Executive	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Boyd Douglas	—	—	—	—	—	16,450	$840,760	—	—
David A. Dye	—	—	—	—	—	16,450	$840,760	—	—
Victor S. Schneider	—	—	—	—	—	12,338	$630,595	—	—
Troy D. Rosser	—	—	—	—	—	12,338	$630,595	—	—
Robert D. Hinckle	—	—	—	—	—	8,225	$420,380	—	—

The shares of restricted stock were granted under the Company’s 2005 Restricted Stock Plan to the named executives on April 18, 2011. The shares vest in five annual installments of 20% each on April 18 of each year, commencing on April 18, 2012.

Option Exercises and Stock Vested in 2011

The following table reflects certain information with respect to shares of restricted stock that vested during the fiscal year ended December 31, 2011. These shares of restricted stock were part of an award of restricted stock granted on January 30, 2006 under the 2005 Restricted Stock Plan. These awards became fully vested on January 30, 2011. No stock options were held or exercised by the named executives during 2011.

	Option Awards		Stock Awards
Name of Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
J. Boyd Douglas	—	—	4,659	$236,864
David A. Dye	—	—	—	—
Victor S. Schneider	—	—	2,330	$118,457
Troy D. Rosser	—	—	2,330	$118,457
Robert D. Hinckle	—	—	2,330	$118,457

(1)	The amounts in this column reflect the number of shares acquired upon vesting of restricted stock multiplied by the market value of the Company’s common stock on the last trading day prior to the vesting date of January 30, 2011.

Pension Benefits

The Company does not maintain any plans that provide for payments or other benefits to named executive officers at, following, or in connection with their retirement.

Nonqualified Deferred Compensation

The Company does not maintain any defined contribution or other plans that provide for the deferral of compensation to named executive officers on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change-in-Control

As described in the Compensation Discussion and Analysis, the named executive officers do not have employment, severance or change-in-control agreements with the Company. The information below describes and quantifies the compensation that would have accrued to the named executive officers under CPSI’s 2005 Restricted Stock Plan upon a termination of the executives’ employment or a change-in-control of CPSI on December 31, 2011. However, the actual benefit to a named executive officer under this plan can only be determined at the time of the change-in-control event or such executive’s separation from the Company. Additionally, the benefits described below are in addition to benefits available generally to salaried employees upon a termination of employment, such as distributions under CPSI’s 401(k) plan and disability benefits. None of the executive officers was eligible to receive any compensation under CPSI’s 2002 Stock Option Plan as a result of a termination of the executive’s employment or a change-in-control of CPSI because there were no options outstanding as of December 31, 2011. Additionally, an executive is required to remain employed with CPSI through the end of the fiscal year in order to have any right to an award made under the 2011 Executive Officer Incentive Program. Accordingly, in the event that an executive’s employment had been terminated or a change-in-control of CPSI had occurred on December 31, 2011, the executive would not have been entitled to the payment of an award under the 2011 Executive Officer Incentive Program.

Accelerated Vesting of Restricted Stock Upon a Termination of Employment or a Change in Control

The terms of the restricted stock award agreements with the named executives under the 2005 Restricted Stock Plan provide for the acceleration of vesting of restricted stock upon the death or disability of the executive or, at the discretion of the Board of Directors, upon the executive’s termination without cause. “Cause” is defined in the 2005 Restricted Stock Plan as any of the following acts by the executive: (i) a felony conviction, (ii) the failure to contest prosecution for a felony or (iii) willful misconduct or dishonesty which is harmful to CPSI’s business or reputation, as determined by the Board. “Disability” is defined as a permanent and total disability under the Company’s long-term disability insurance program.

The award agreements under the 2005 Restricted Stock Plan also provide that all of the shares of restricted stock not previously vested will automatically vest in the event of a change in control of CPSI. A “change in control” generally consists of any one of the following events:

(i)	An acquisition of 50% or more of CPSI’s voting securities, other than an acquisition by:

•	CPSI or any CPSI benefit plan; or

•	any company owned by CPSI stockholders in the same proportions as their ownership of CPSI stock.

(ii)	When, during any two-year period, the members of CPSI’s Board of Directors at the beginning of the period (along with any new director whose election or nomination is approved by at least two—thirds of the directors who either were directors at the beginning of the period or who were so approved) cease to constitute a majority of the Board.

(iii)	CPSI’s stockholders approve a merger or consolidation of CPSI with another corporation, unless the outstanding shares of CPSI stock immediately prior to the transaction continue to represent more than 50% of the combined voting stock of CPSI or its successor immediately following the transaction.

(iv)	CPSI’s stockholders approve a plan of complete liquidation of CPSI or an agreement for the sale of all or substantially all of CPSI’s assets.

Upon the occurrence of any of these events, the Board of Directors is charged with determining the effective date of the change in control for purposes of the plan.

The table below sets forth the intrinsic value of the shares of restricted stock under the 2005 Restricted Stock Plan that would have vested in the event that either (i) a change in control of CPSI had occurred on December 31, 2011, or (ii) the employment of the named executive officer had terminated on December 31, 2011 due to the executive’s death, disability or, upon approval by the Board, a termination by CPSI without cause. The intrinsic value is calculated by multiplying the number of shares that would have vested by the fair market value of CPSI’s common stock on December 31, 2011. The fair market value of a share of common stock is assumed to be $51.11, which was the closing price of the stock on December 30, 2011, the last trading day prior to December 31, 2011.

Name	Amount that Would Have Been Realized Due to the
Acceleration of Vesting of Restricted Stock in the Event of
a Change in Control of CPSI or
the Executive’s Death, Disability or Termination without Cause(1)
J. Boyd Douglas	$840,760
David A. Dye	$840,760
Victor S. Schneider	$630,595
Troy D. Rosser	$630,595
Robert D. Hinckle	$420,380

(1)	With respect to the termination of a named executive officer without cause, this table assumes that the Board would have exercised its discretion under the 2005 Restricted Stock Plan and approved an acceleration of vesting of all of the shares of restricted stock upon such a termination.

Non-Management Director Compensation for 2011

Each of our non-employee directors receives an annual cash retainer of $30,000 for service as a director. Each director who is a member of the Audit Committee receives an additional $5,000 per year, each director who is a member of the Compensation Committee receives an additional $4,000 per year, and each director who is a member of the Nominating and Corporate Governance Committee receives an additional $1,000 per year. Each non-employee director also receives an attendance fee of $2,000 for each regular quarterly meeting of the Board of Directors attended. Directors who are employees of the Company receive no compensation for their service as directors. Directors are also reimbursed for their expenses incurred in attending any meeting of directors.

In accordance with its charter, the Compensation Committee has the authority to review and make recommendations to the Board regarding the Company’s policies and procedures pertaining to director compensation. Prior to 2011, the only increase in director compensation since the Company’s initial public offering in 2002 was a $5,000 increase in the annual retainer for members of the Audit Committee in January 2004 (from $10,000 to $15,000). As a result of a review of our director compensation practices in late 2010 by Hay Group (the compensation consultant formerly retained by the Compensation Committee), the Compensation Committee recommended, and the Board approved, an increase in director compensation effective January 1, 2011, resulting in the current annual retainer. In approving this increase in the annual retainer, the Board considered the amount of time that directors were expending in fulfilling their duties to the Company, as well as the additional responsibilities imposed on directors as a result of changes in corporate governance standards. The Compensation Committee and the Board also considered the amounts being paid to directors at companies in a peer group constructed by Hay Group.

The table below summarizes the compensation paid by CPSI to non-employee directors for the fiscal year ended December 31, 2011.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Charles P. Huffman	$44,000	—	—	—	—	—	$44,000
John C. Johnson	$43,000	—	—	—	—	—	$43,000
Ernest F. Ladd, III	$43,000	—	—	—	—	—	$43,000
W. Austin Mulherin	$43,000	—	—	—	—	—	$43,000
William R. Seifert, II	$47,000	—	—	—	—	—	$47,000

(1)	J. Boyd Douglas, the Company’s President and Chief Executive Officer, and David A. Dye, the Company’s Chief Financial Officer, are not included in this table as they are, and at all times during 2011 were, employees of the Company and thus received no compensation for their service as directors. The compensation received by Mr. Douglas and Mr. Dye as employees of the Company is shown in the Summary Compensation Table on page 22.

Proposed Adoption of 2012 Restricted Stock Plan

The Compensation Committee and the Board believe that it is in the best interests of the Company to grant equity-based compensation to the Company’s non-employee directors in order to attract and retain the highest caliber non-employee directors and further align the interests of the non-employee directors with those of the stockholders. Upon the Compensation Committee’s recommendation, the Board has adopted, subject to stockholder approval, a new restricted stock plan for non-employee directors, which is designed to attract, retain and motivate non-employee directors of CPSI by providing them with equity-based compensation. CPSI’s stockholders are being asked to approve this restricted stock plan, as described in detail in “PROPOSAL 2—APPROVAL OF 2012 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS” beginning on page 33 below. Should the restricted stock plan be approved by the stockholders, the Committee will consider making awards of restricted stock under such plan to those non-employee directors who the Committee believes are critical to the continued success of CPSI.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of common stock beneficially owned as of March 19, 2012 by:

•	each director and director nominee;

•	each executive officer named in the Summary Compensation Table on page 22;

•	all of our directors and executive officers as a group; and

•	beneficial owners of 5% or more of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock(1)	% of Shares of Common Stock(2)
Blackrock, Inc.(3)	885,324	8.0%
Kayne Anderson Rudnick Investment Management, LLC(4)	714,521	6.5%
The Vanguard Group, Inc.(5)	634,951	5.7%
J. Boyd Douglas(6)	141,083	1.3%
David A. Dye(7)	92,450	*
Charles P. Huffman(8)	1,000	*
John C. Johnson	500	*
Ernest F. Ladd, III	1,700	*
W. Austin Mulherin, III(9)	2,257	*
William R. Seifert, II	1,550	*
Victor S. Schneider(10)	36,288	*
Troy D. Rosser(11)	15,018	*
Robert D. Hinckle(12)	11,000	*
All Directors & Executive Officers as a group (15 persons)	701,221	6.3%

*	Reflects ownership of less than 1%.
(1)	The number of shares of common stock reflected in the table is that number of shares which are deemed to be beneficially owned under the federal securities laws. Shares deemed to be beneficially owned include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. Unless otherwise stated, the named person has the sole voting and investment power for the shares indicated.
(2)	Percentage of ownership is based on 11,063,220 shares of Company common stock outstanding as of March 19, 2012.
(3)	The address of Blackrock, Inc. is 40 East 52nd Street, New York, New York 10022. This information is based solely upon our review of an amended Schedule 13G filed by Blackrock, Inc. with the Securities and Exchange Commission on February 10, 2012, reporting beneficial ownership as of December 31, 2011. The Schedule 13G reports that (a) Blackrock, Inc. is a parent holding company or control person, (b) Blackrock, Inc.’s subsidiaries, BlackRock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Ireland Limited and BlackRock International Limited, acquired the shares being reported and (c) Blackrock, Inc. has sole voting and sole dispositive power with respect to all 885,324 shares.
(4)	The address of Kayne Anderson Rudnick Investment Management, LLC is 1800 Avenue Of The Stars, 2nd Floor, Los Angeles, CA 90067. This information is based solely upon our review of an amended Schedule 13G filed by Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”) with the Securities and Exchange Commission on February 8, 2012, reporting beneficial ownership as of December 31, 2011. The Schedule 13G reports that Kayne Anderson has sole voting and dispositive power with respect to all 714,521 shares.

(5)	The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information is based solely upon our review of an amended Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard Group”) with the Securities and Exchange Commission on February 8, 2012, reporting beneficial ownership as of December 31, 2011. The Schedule 13G reports that, of the 634,951 shares reported as beneficially owned, Vanguard Group has sole voting power and shared dispositive power with respect to 16,209 shares and sole dispositive power with respect to 618,742 shares. The Schedule 13G/A reports that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard Group, is the beneficial owner of 16,209 shares as a result of its serving as investment manager of collective trust accounts.
(6)	Includes 100 shares owned by Mr. Douglas’s wife and a total of 600 shares held in custodial accounts for the benefit of his three children. Also includes 16,450 shares of unvested restricted stock granted to Mr. Douglas on April 18, 2011 under the Company’s 2005 Restricted Stock Plan.
(7)	Includes 16,450 shares of unvested restricted stock granted to Mr. Dye on April 18, 2011 under the Company’s 2005 Restricted Stock Plan.
(8)	Mr. Huffman shares voting and investment power for these shares with his wife.
(9)	Mr. Mulherin shares voting and investment power for 1,400 shares with his wife. Includes 372 shares held in a custodial account for the benefit of Mr. Mulherin’s daughter.
(10)	Includes a total of 200 shares held in custodial accounts for the benefit of Mr. Schneider’s children. Also includes 12,338 shares of unvested restricted stock granted to Mr. Schneider on April 18, 2011 under the Company’s 2005 Restricted Stock Plan.
(11)	Includes 12,338 shares of unvested restricted stock granted to Mr. Rosser on April 18, 2011 under the Company’s 2005 Restricted Stock Plan.
(12)	Also includes 8,225 shares of unvested restricted stock granted to Mr. Hinckle on April 18, 2011 under the Company’s 2005 Restricted Stock Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than ten percent (10%) of our common stock, to file reports of ownership and changes in ownership of Company common stock held by them with the SEC. Copies of these reports must also be provided to the Company. Based on our review of these reports, we believe that, during the year ended December 31, 2011, all reports required to be filed during such year were filed on a timely basis, except for Thomas W. Peterson, a former officer of the Company who retired on February 1, 2011, who failed to file a Form 5 in 2011 with respect to a gift of shares made on or about December 29, 2010.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy for the Review and Approval of Related Person Transactions

We may occasionally enter into or participate in transactions with certain “related persons.” Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons, and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related person transactions.” We have a written policy regarding the review and approval of related person transactions.

In accordance with this policy, and except for certain transactions subject to standing pre-approval under the policy, our Audit Committee must review and approve all such related person transactions that exceed or are expected to exceed $100,000 in any calendar year. This $100,000 threshold is less than the $120,000 threshold requiring disclosure under the rules of the Securities and Exchange Commission. The Audit Committee considers all relevant factors when determining whether to approve a related person transaction, including whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director may participate in any discussion or approval of any related person transaction in which he or she is a related person, but that director is required to provide the Audit Committee with all material information concerning the transaction.

Related Person Transactions

Prior to December 13, 2011, we leased our corporate headquarters campus in Mobile, Alabama from C.P. Investments, Inc., an Alabama corporation, pursuant to eight separate lease agreements with C.P. Investments. The following three stockholders of C.P. Investments are related persons of CPSI: Michael K. Muscat, Jr., who is one of our executive officers, and his siblings, Ellen M. Harvey and Susan M. Slaton. CPSI purchased the corporate headquarters campus from C.P. Investments, Inc. for $9.5 million, effective December 13, 2011, pursuant to a real estate sales agreement. The eight lease agreements with C.P. Investments were all cancelled simultaneously with the purchase. The purchase price for the corporate headquarters campus was determined following receipt of three separate independent, third-party appraisals of the property. Based on the three related persons’ ownership interests in C.P. Investments, the approximate dollar amount of each of Mr. Muscat’s, Ms. Harvey’s, and Ms. Slaton’s interest in the purchase price paid to C.P. Investments was $950,000. Prior to our purchase of the property, we made lease payments to C.P. Investments in 2011 in the aggregate amount of $1,901,810. The annual rent payable under these leases had been determined by an independent, third-party appraisal firm. Based on the related persons’ ownership interests in C.P. Investments, the approximate dollar amount of each of Mr. Muscat’s, Ms. Harvey’s, and Ms. Slaton’s interest in the 2011 lease payments to C.P. Investments was $190,181.

Matt Cole, the brother-in-law of Austin Mulherin (a director of the Company), is employed by the Company as a sales manager. Matt Cole received total compensation of $297,767 from the Company during 2011.

Our lease agreements with C.P. Investments, Inc. (all of which terminated effective December 13, 2011) and the real estate sales agreement with C.P. Investments, Inc. were approved by the Audit Committee. Additionally, the Audit Committee reviewed and approved the compensation of Mr. Cole.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is currently composed of three directors who are independent directors as defined under existing Nasdaq rules and SEC rules. The Audit Committee operates under a written charter, as last amended by the Board of Directors on January 25, 2010.

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management the Company’s audited financial statements as of, and for, the year ended December 31, 2011.

•

We have discussed with the independent registered public accountants, Grant Thornton LLP, the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•

We have received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and have discussed with Grant Thornton LLP their independence. We considered whether the provision of non-financial audit services was compatible with Grant Thornton LLP’s independence in performing financial audit services.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission. It should be noted that management is responsible for the Company’s financial reporting process, including its system of internal controls, and the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

Audit Committee:

Ernest F. Ladd, III, Chairman

William R. Seifert, II

Charles P. Huffman

PROPOSAL 2

APPROVAL OF 2012 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

The Board of Directors of the Company adopted the Computer Programs and Systems, Inc. 2012 Restricted Stock Plan for Non-Employee Directors (the “Plan”) at a meeting of the Board of Directors on January 23, 2012, based on the recommendation of the Compensation Committee of the Board of Directors.

The purpose of the Plan is to promote the interests of the Company by granting restricted stock to the non-employee directors of the Company in order to (1) attract and retain non-employee directors by affording them an opportunity to share in the future successes of the Company, (2) strengthen the mutuality of interests between the non-employee directors and the Company’s stockholders and (3) provide the non-employee directors with a proprietary interest in maximizing the growth, profitability and overall success of the Company. Non-employee directors will be eligible to receive awards (“Awards”) under the Plan, which consist of grants of restricted stock. Awards may be made under the Plan until the tenth anniversary of the date that CPSI’s stockholders approve the Plan.

The following is a summary of the material terms and provisions of the Plan and the tax consequences to the Company and to those non-employee directors who receive Awards of restricted stock under the Plan. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached to this proxy statement as Appendix A. To the extent that there is a conflict between this summary and the Plan, the terms of the Plan will govern.

Description of the 2012 Restricted Stock Plan

Administration.    The Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee shall have power and authority to manage and control the operations and administration of the Plan including (i) selecting which non-employee directors to whom Awards will be made, (ii) determining the number of shares of Restricted Stock to be awarded to a non-employee director, (iii) determining the form, terms and conditions of each award agreement, including without limitation the length of the restricted period, (iv) interpreting and administering the Plan and any instrument or agreement relating to, or grant made under, the Plan, (v) establishing, amending, suspending, rescinding or waiving any rules and regulations relating to the Plan, (vi) appointing such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) making any other determination and taking any other action that the Committee deems necessary to or desirable for the administration of the Plan.

Eligibility.    Only persons who are non-employee directors of the Company shall be eligible to receive grants of restricted stock and become participants under the Plan. The Committee in its discretion will determine those non-employee directors of the Company who are eligible to participate in the Plan. As of April 2, 2012, the Company had five non-employee directors who would be eligible to receive Awards under the Plan.

Awards.    Awards under the Plan will be in the form of grants of shares of common stock, par value $0.001 per share, of the Company that are subject to certain transfer restrictions (“Restricted Stock”). The Committee may, in its sole discretion, issue Restricted Stock to non-employee directors as compensation for services rendered or to be rendered to the Company or for such consideration as the Committee may determine, including cash. The Committee determines who receives Restricted Stock and the number of shares of Restricted Stock subject to an Award.

Vesting; Performance Criteria.    The terms and conditions of each Award, including those related to vesting, will be determined by the Committee and set forth in a written agreement executed by the Company and the non-employee director. The Committee may subject the vesting of the Restricted Stock to any restrictions it deems appropriate and the Committee has the discretion to select the length of the vesting period; provided, however, that each Award will be subject to a minimum restricted period of three years from the date of the Award.

Transfer Restrictions.    No Restricted Stock awarded under the Plan may be transferred, sold, exchanged, pledged or otherwise disposed of by a non-employee director during the restricted period, other than by the non-employee director’s last will and testament, by the applicable laws of descent and distribution, or as otherwise determined by the Committee.

Accelerated Vesting; Forfeiture. Each outstanding Award shall become immediately vested and unrestricted upon the occurrence of a change in control of the Company or upon the death or disability of the non-employee director. Shares of Restricted Stock shall be forfeited in the event the non-employee director ceases to be a director of the Company (except upon death or disability) during the restricted period. Upon recommendation of the Chief Executive Officer of the Company and unanimous approval by the Committee (except that if the non-employee director whose Restricted Stock is at issue is a member of the Committee, then that director will abstain from the decision), the Committee may choose to accelerate the vesting of all or any portion of the shares of Restricted Stock that had not vested prior to the date on which such non-employee director shall cease to be a director of the Company. If the Restricted Stock fails to vest as specified in the applicable award agreement, the shares of Restricted Stock will be canceled and forfeited by the non-employee director. All shares of Restricted Stock that are canceled or forfeited will be available for future Awards under the Plan.

Voting and Dividend Rights.    The holders of Restricted Stock will have the same voting and dividend rights as the Company’s other stockholders, unless and until such shares of Restricted Stock are forfeited.

Reservation of Shares.    100,000 shares of the Company’s common stock will be reserved for issuance under the Plan.

Other Provisions.    The Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The Plan contains provisions to prevent dilution in the case of stock dividends, stock splits and changes in the structure of the common stock. The Plan may be amended, modified or discontinued at any time by the Committee, except that the Committee does not have the ability to adversely affect or impair any outstanding Award without the consent of the non-employee director holding that award of Restricted Stock. Under Nasdaq listing standards, certain amendments to the Plan may require stockholder approval.

Federal Income Tax Consequences

The following discussion of the Federal tax consequences of the Plan is based on the provisions of the Internal Revenue Code (the “Code”) currently in effect, current regulations and administrative rulings of the Internal Revenue Service. The discussion is limited to the tax consequences on United States citizens and does not consider the potential impact of state or local tax laws. It is not intended to be a complete discussion of all of the United States income tax consequences of the Plan or of all of the requirements that must be satisfied to qualify for the tax treatment described in this discussion. Changes in the law and the regulations may modify the discussion, and, in some cases, changes may be retroactive. In addition, tax consequences may vary depending upon the personal circumstances of individual holders of stock and the tax requirements applicable to residents of countries other than the United States.

With respect to an Award, unless a non-employee director makes an election under Section 83(b) of the Code (an “83(b) election”), as described below, the non-employee director will generally recognize ordinary compensation income in an amount equal to the fair market value of the shares subject to the grant of Restricted Stock at the time the Restricted Stock ceases to be subject to forfeiture. Dividends paid to a non-employee director on the shares of Restricted Stock where no 83(b) election is made are treated as compensation income of the non-employee director in the year received. The non-employee director’s holding period for long-term capital gains purposes will not begin to run until the stock becomes unrestricted.

With respect to an Award, a non-employee director may make an 83(b) election only with the prior approval of the Committee. If a non-employee director makes an 83(b) election within the required period of thirty days after receipt of the Restricted Stock, the non-employee director will be immediately taxed, as compensation income, on the fair market value of the Restricted Stock issued to such non-employee director, valued on the date of grant. Any dividends received on stock subject to an 83(b) election will be treated as ordinary dividend income. Where an 83(b) election is made, a non-employee director’s holding period for long-term capital gains purposes begins to run on receipt of the Restricted Stock. A forfeiture of Restricted Stock after an 83(b) election is made, even though the non-employee director has included the stock as income, does not entitle the non-employee director to a tax deductible loss if no amount was paid for the Restricted Stock by the non-employee director.

The Company will receive a deduction for Federal income tax purposes equal to the compensation income recognized by the non-employee director receiving the Award.

Benefits to Non-Executive Directors

As of April 2, 2012, no Awards of Restricted Stock have been granted under the Plan. If the stockholders approve the adoption of the Plan, Awards will be made at the discretion of the Compensation Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or group of persons pursuant to the Plan in the future or that would have been received by such persons or group pursuant to the Plan during 2011 had the Plan been in effect in 2011.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes the securities that have been authorized for issuance as of December 31, 2011 under our 2002 Stock Option Plan and 2005 Restricted Stock Plan. Both of these plans were previously approved by CPSI’s stockholders. These plans are described in Note 6 of the notes to the financial statements included in the Company’s 2011 Annual Report to Stockholders. The table does not include the 2012 Restricted Stock Plan for Non-Employee Directors that is being submitted for shareholder approval at the 2012 Annual Meeting.

	Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by stockholders	-0-	—	586,511	(1)
Equity compensation plans not approved by stockholders	-0-	N/A	-0-

Total	-0-		586,511	(1)

(1)	Represents 495,134 shares of common stock underlying stock options that are issuable pursuant to our 2002 Stock Option Plan, which expires on May 24, 2012, and 91,377 shares of common stock issuable pursuant to our 2005 Restricted Stock Plan.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the 2012 Restricted Stock Plan for Non-Employee Directors. Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the 2012 Restricted Stock Plan for Non-Employee Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accountants for the year ending December 31, 2012 is being presented to the stockholders for approval at the annual meeting. If the appointment of independent registered public accountants is not ratified, the Audit Committee will reconsider its appointment of independent registered public accountants.

General

The Audit Committee has approved the engagement of Grant Thornton as the Company’s independent registered public accountants for the year ending December 31, 2012. Grant Thornton has been engaged by the Company since 2004 and has audited the financial statements of the Company for the years ended December 31, 2004 through December 31, 2011.

It is expected that a representative of Grant Thornton will be present at the annual meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he so desires.

Fees Paid to Grant Thornton LLP

The following table presents the fees paid or accrued by the Company for the audit and other services rendered by Grant Thornton for the years ended December 31, 2011 and 2010.

	2011	2010
Audit Fees	$573,813	$558,684
Audit-Related Fees	$82,696	$74,592
Tax Fees	$61,949	$0
All Other Fees	$0	$39,869

TOTAL	$718,458	$673,145

Audit Fees.    Audit Fees for the last two years were for professional services rendered by the independent registered public accountants in connection with (i) the audits of the Company’s annual financial statements and audits of the effectiveness of the Company’s internal control over financial reporting, and (ii) the review of the Company’s quarterly financial statements.

Audit-Related Fees.    Audit-Related Fees for 2011 and 2010 were for services rendered by the independent registered public accountants for (i) audits of the Company’s employee benefit plans and (ii) examining and reporting on the Company’s design and operating effectiveness of controls related to the Company’s Application Service Provider hosting environment and management of changes to computer programs in accordance with AICPA Standards for Attestation Engagements (SSAE) No. 16, as amended (formerly Statement on Auditing Standards (SAS) No. 70, Service Organizations). All audit–related services were pre-approved by the Company’s Audit Committee.

Tax Fees.    Tax Fees for 2011 were for services related to (i) the calculation of tax credits related to the Company’s research and development activities and (ii) an engineering analysis to determine the asset lives of the components of the Company’s headquarter buildings, which were purchased in December 2011. All of these services were pre-approved by the Audit Committee. There were no Tax Fees paid to Grant Thornton in 2010.

All Other Fees.    All Other Fees encompasses any services provided by the independent registered public accountants other than the services reported in the other above categories. In 2010 Grant Thornton performed an assessment of the Company’s compliance with the security and privacy provisions of The Health Insurance Portability and Accountability Act of 1996, or “HIPAA”, as amended by The Health Information Technology for Economic and Clinical Health Act. All of these services were pre-approved by the Audit Committee. There were no Other Fees paid to Grant Thornton in 2011.

Pre-Approval Policy

The Audit Committee’s policy is to specifically pre-approve all audit and non-audit services to be rendered by the independent registered public accountants. Through this policy, the Audit Committee can effectively monitor the costs of services and can ensure that the provision of such services does not impair the registered accountant’s independence.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal is needed to ratify the appointment of independent registered public accountants. Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the ratification of the appointment of independent registered public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission (the “SEC”). We intend to hold such an advisory vote on the compensation of our named executive officers, commonly known as a “say–on–pay” vote, each year in connection with our annual meeting of stockholders until the next vote on the frequency of the “say-on-pay” vote or until our Board of Directors otherwise determines that a different frequency for this advisory vote is in the best interests of our stockholders. The next advisory vote on the frequency of “say-on-pay” votes will occur no later than 2017.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to align the interests of our named executive officers with the interests of our stockholders and to reward performance that enhances stockholder returns. Additionally, we believe that our compensation program has been successful in retaining and motivating our executive officers necessary for the current and long-term success of the Company.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure.”

This “say–on–pay” vote is advisory, and therefore not binding on the company, our Board of Directors, or our Compensation Committee. However, our Board and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, the Compensation Committee and Board will evaluate whether any actions are necessary to address the concerns of stockholders.

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on this proposal is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 4.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the annual meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DEADLINE FOR STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our 2013 Annual Meeting of Stockholders must be received by us by December 3, 2012 to be considered for inclusion in our proxy statement relating to such meeting.

A stockholder must notify us before February 16, 2013 of a proposal for the 2013 Annual Meeting which the stockholder intends to present other than by inclusion in our proxy material. If we do not receive such notice prior to February 16, 2013, proxies solicited by our Board of Directors will be deemed to have conferred discretionary authority to vote upon any such matter. Any proposal must be submitted in writing by Certified Mail - Return Receipt Requested, to Computer Programs and Systems, Inc., Attention: David A. Dye, 6600 Wall Street, Mobile, Alabama 36695.

A COPY OF OUR 2011 ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES OUR FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE, IS ENCLOSED WITH THIS PROXY STATEMENT. IF THE ANNUAL REPORT IS NOT INCLUDED, PLEASE NOTIFY US IN WRITING AT COMPUTER PROGRAMS AND SYSTEMS, INC., ATTENTION: DAVID A. DYE, 6600 WALL STREET, MOBILE, ALABAMA 36695.

APPENDIX A

Computer Programs and Systems, Inc.

2012 Restricted Stock Plan

for Non-Employee Directors

Effective as of             , 2012

This Computer Programs and Systems, Inc. 2012 Restricted Stock Plan for Non-Employee Directors (the “Plan”) is established by the Board of Directors of Computer Programs and Systems, Inc., a Delaware corporation (the “Company”), has been adopted by the Board of Directors of the Company (the “Board”) and will be effective upon approval by the stockholders of the Company.

ARTICLE I

Purpose

The purpose of this Plan is to promote the interests of the Company and its stockholders by granting restricted stock to the Non-Employee Directors of the Company in order to: (1) attract and retain Non-Employee Directors by affording them an opportunity to share in the future successes of the Company, (2) strengthen the mutuality of interests between such Non-Employee Directors and the Company’s stockholders and (3) provide the Non-Employee Directors with a proprietary interest in maximizing the growth, profitability and overall success of the Company.

ARTICLE II

Definitions

For purposes of this Plan, the following terms will have the meanings set forth below:

“83(b) Election” is defined in Section 8.2.

“Award” means a grant of Restricted Stock under the Plan, subject to the terms and conditions of the Plan and the applicable Award Agreement.

“Award Agreement” means a Restricted Stock Award Agreement between the Company and a Non-Employee Director evidencing the terms and conditions of an Award of Restricted Stock.

“Board” means the Board of Directors of the Company.

“Change in Control” will be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any two (2) or more persons acting as a partnership, syndicate or other such group (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two (2) consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (iii) a merger or consolidation of the Company with any other corporation is consummated, other than a merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets. If any of the events enumerated in clauses (i) through (iv) occur, the Board shall determine the effective date of the Change in Control resulting therefrom, for purposes of the Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board as may be appointed by the Board to administer the Plan. The Committee shall at all times consist of two (2) or more members of the Board, and the Committee members must (i) satisfy the requirements of Rule 16b-3 under the Exchange Act and (ii) meet any applicable independence standards promulgated by the Nasdaq Stock Market or by any other stock exchange on which the Company’s Stock is then listed. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine.

“Company” means Computer Programs and Systems, Inc., a Delaware corporation, or any successor to such corporation.

“Disability” means a permanent and total disability as defined in the Company’s long term disability insurance program; provided, however, that in the event no such program is in effect, Disability shall mean a total and permanent disability or incapacity resulting from medically demonstrable bodily injury or disease (i) which prevents the Non-Employee Director from engaging in any regular occupation for compensation or profit, (ii) which has continuously existed for a period of at least six (6) months and (iii) for which the Non-Employee Director would be eligible for or is in receipt of disability benefits under the Federal Social Security Act. Disability will be determined by the Board who may reasonably require the Non-Employee Director to undergo examination by a qualified physician selected by the Board at any time or times for the purposes of determining whether the Non-Employee Director incurred and continues to have a Disability.

“Effective Date” is defined in Article V.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, unless otherwise determined by the Board, the closing price on the date of determination for a share of Stock, or if there were no sales on such date, the most recent prior date on which there were sales, as reported by the Nasdaq Stock Market.

“Non-Employee Director” means any person who is a member of the Board who is not, as of the date of a grant of Restricted Stock under the Plan, an employee of the Company or any subsidiary of the Company.

“Plan” means this Computer Programs and Systems, Inc. 2012 Restricted Stock Plan for Non-Employee Directors, as amended from time to time.

“Restricted Stock” means Stock issued pursuant to the Plan.

“Restricted Period” is defined in Section 7.3.

“Rule 16b-3” means the exemption under Rule 16b-3, promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, or any successor to such rule, as in effect from time to time.

“Stock” means the $.001 par value common stock of the Company.

ARTICLE III

Stock Subject to Plan; Adjustments

3.1 Stock Reserved.    Subject to adjustments as provided in Section 3.3 below, an aggregate of 100,000 shares of the Stock have been reserved by the Company for the grant of Awards under the Plan. In the event that shares of Restricted Stock are issued under the Plan and thereafter are forfeited, such forfeited shares may again be issued under the Plan.

3.2 Type of Shares Distributable.    Restricted Stock may consist, in whole or in part, of authorized and unissued Stock, of Stock reacquired by the Company through purchase in open market or private transactions, or of Stock that was forfeited, as provided for in Section 3.1 above.

3.3 Adjustments.    In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other distribution (whether in the form of cash, shares of stock, other securities or other property), stock split, reverse stock split, combination, repurchase, or exchange of shares of Stock or other securities of the Company, or other similar corporate transactions or events or change in corporate structure affecting the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits and potential benefits intended to be made available under the Plan, then the Committee, in such a manner as it deems equitable, shall make an appropriate substitution or adjustment in (i) the aggregate number of shares reserved for issuance under the Plan, and (ii) the kind, number and price of shares subject to outstanding Restricted Stock Awards granted under the Plan; provided that the number of shares subject to any Award shall always be a whole number. Such substitutions or adjustments shall be made as may be determined by the Committee, in its sole discretion, and shall be conclusive and binding for purposes of the Plan.

ARTICLE IV

Eligibility

Each individual who as of the date of any grant made pursuant to the Plan is a Non-Employee Director of the Company shall be eligible to be selected by the Committee to receive an Award of Restricted Stock under the Plan.

ARTICLE V

Effective Date; Duration

Upon adoption by the Board, the Plan becomes effective on the date the stockholders of the Company approve the Plan (the “Effective Date”). The Plan shall terminate ten (10) years from the Effective Date, unless terminated earlier pursuant to Article IX, and no Awards may be granted thereafter.

ARTICLE VI

Administration

6.1 General.    The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) select which Non-Employee Directors may receive Awards under the Plan, (ii) determine the number of shares of Restricted Stock to be awarded to a Non-Employee Director, (iii) determine the form, terms and conditions of each Award Agreement, including without limitation the length of the Restricted Period, (iv) interpret and administer the Plan and any instrument or agreement relating to, or grant made under, the Plan, (v) establish, interpret, amend, suspend, rescind or waive any rules and regulations relating to the Plan, (vi) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary to or desirable for the administration of the Plan. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including for the purpose of ensuring that transactions under the Plan by Non-Employee Directors who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3 under the Exchange Act. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

6.2 Committee Discretion Binding.    Unless otherwise expressly provided under the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all persons, including the Company, any Non-Employee Director, any holder or beneficial owner of Restricted Stock and any stockholder of the Company.

6.3 Limitation of Liability.    Neither a member of the Committee nor a Non-Employee Director shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or Non-Employee Director or by any agent to whom duties in connection with the administration of the Plan have been delegated.

6.4 Indemnification.    The Company shall indemnify members of the Committee against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

ARTICLE VII

Restricted Stock

7.1 Award of Restricted Stock; Award Agreement.    The Committee may grant an Award of Restricted Stock to a Non-Employee Director. Any Award of Restricted Stock granted to a Non-Employee Director shall include a Restricted Period of at least three (3) years. After the Committee determines that it will offer an Award to a Non-Employee Director, it will advise the Non-Employee Director in writing, by means of an Award Agreement, of the terms, conditions and restrictions, if any, related to the Award, including the terms under which the Restricted Stock may become vested and the number of shares the Non-Employee Director shall be entitled to receive. The Award shall be accepted by the Non-Employee Director upon execution of an Award Agreement in the manner determined by the Committee.

7.2 Purchase Price.    Restricted Stock shall be offered under the Plan for such consideration in cash, other property or services as is determined by the Committee and set forth in the Award Agreement.

7.3 Restricted Period.    At the time an Award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of shares of Restricted Stock shall be restricted and be subject to forfeiture, as provided in Section 7.4 (the “Restricted Period”). The duration of the Restricted Period and the limitations on transferability will be set forth in the Award Agreement. The minimum Restricted Period, however, shall be three (3) years from the date of the Award. Each Award may have a different Restricted Period.

7.4 Risk of Forfeiture.    In the event a Non-Employee Director shall cease to be a director of the Company, for any reason other than those set forth in this Section 7.4 or in Section 7.9, the Non-Employee Director, or former Non-Employee Director, as the case may be, shall, for no consideration, forfeit to the Company all shares of Restricted Stock issued pursuant to this Plan that have not previously vested. Upon recommendation of the Chief Executive Officer and unanimous approval by the Committee (except that if the Non-Employee Director whose Restricted Stock is at issue is a member of the Committee, then that Non-Employee Director will abstain from the decision), the Committee may choose to accelerate the vesting of all or any portion of the shares of Restricted Stock that had not vested prior to the date on which such Non-Employee Director shall cease to be a director of the Company. In the event of such an acceleration of vesting, a stock certificate shall be delivered in accordance with Section 7.8 below.

7.5 Transferability of Awards.    Except as otherwise provided by the Committee, no Restricted Stock awarded under this Plan shall be transferred, sold, exchanged, pledged or otherwise disposed of by a Non-Employee Director during the Restricted Period, other than (i) by the Non-Employee Director’s last will and testament, (ii) by the applicable laws of descent and distribution or (iii) as otherwise determined by the Committee. The provisions of the Plan shall apply to and be binding upon the beneficiaries, distributees and personal representatives, and any successors in interest, of such Non-Employee Director.

7.6 Stock Certificate Representing Restricted Stock.    At the time of each grant, the Company shall issue stock certificates that evidence Restricted Stock pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions substantially in the form provided below:

The transferability of this certificate and the shares of stock represented by this certificate are subject to the terms and conditions (including forfeiture) of the Computer Programs and Systems, Inc. 2012 Restricted Stock Plan for Non-Employee Directors and an Award Agreement entered into by the registered owner and Computer Programs and Systems, Inc. Copies of such Plan and Agreement are on file in the offices of Computer Programs and Systems, Inc.

7.7 Escrow of Stock.    To facilitate the enforcement of the transfer restrictions prior to vesting, the Company shall require that the stock certificate(s) evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may, but need not be, the Company) until the restrictions thereon have lapsed. The Company may require the Non-Employee Director to execute a stock power endorsed in blank related to the shares covered by the Award.

7.8 Issuance of Shares Upon Vesting.     Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered as soon as administratively possible, free of all such restrictions and legends, except any that may be imposed by law. A new stock certificate for the balance of any shares that remain Restricted Stock shall be issued with appropriate restrictive legends and may be held in escrow pursuant to Section 7.7 above, pending the lapse of such restrictions with respect to those shares.

7.9 Accelerated Vesting.    In the event of (i) a Change in Control of the Company, (ii) the death of the Non-Employee Director or (iii) the Disability of the Non-Employee Director, the Restricted Period will be deemed to have lapsed and all conditions will be deemed to have been satisfied, and all Awards granted to such Non-Employee Director under this Plan shall become one hundred percent (100%) vested as of the date of the Change in Control, the death or the Disability, as the case may be, and a stock certificate shall be delivered in accordance with Section 7.8 above.

7.10 Voting and Dividend Rights.     The Non-Employee Director will be entitled to voting rights and dividend rights during the Restricted Period. The Non-Employee Director will be entitled to retain cash dividends even if the shares of Restricted Stock are later forfeited.

ARTICLE VIII

Withholding of Tax; 83(b) Election

8.1 Withholding of Tax.    To the extent that the receipt of the Restricted Stock or the lapse of any restrictions results in income to a Non-Employee Director for federal or state income tax purposes, the Non-Employee Director shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money or shares of unrestricted Stock as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if the Non-Employee Director fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to the Non-Employee Director any tax required to be withheld.

8.2 83(b) Election.    Section 83(b) of the Code allows a recipient of Restricted Stock to elect to immediately recognize ordinary compensation income in an amount equal to the Fair Market Value of the Restricted Stock on the date of the grant (an “83(b) Election”). A Non-Employee Director of the Company may make an 83(b) Election only with the prior written approval of the Committee.

ARTICLE IX

Amendment; Termination

Unless applicable laws, regulations, or Nasdaq Stock Market listing standards provide otherwise, the Committee may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the Company’s stockholders, provided that no such termination or amendment shall adversely affect or impair any then outstanding Award without the consent of the Non-Employee Director holding that Award.

ARTICLE X

General Provisions

10.1 No Right to Continued Service.    Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director the right to continue to serve as a director of the Company or otherwise to be retained in the service of the Company.

10.2 No Right to Awards.    Non-Employee Directors shall not have any claim to be granted Restricted Stock and there is no obligation for uniformity of treatment of Non-Employee Directors. The terms and conditions of Awards need not be the same with respect to each recipient.

10.3 Compliance with Legal and Nasdaq Stock Market Requirements.    The Plan, the granting of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such listing with the Nasdaq Stock Market or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Non-Employee Director to make such representations and furnish such information as the Company may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations.

10.4 Compliance with Rule 16b-3 of the Exchange Act.    If any provision of the Plan or any Award Agreement relating to a person subject to Section 16 of the Exchange Act does not comply or is inconsistent with the requirements of Rule 16b-3 under the Exchange Act, such provision shall be construed or deemed to be amended or to be null and void to the extent necessary to conform to such requirements.

10.5 Governing Law.    The validity, construction and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, excluding any choice of law provisions which may indicate the application of the laws of another jurisdiction.

10.6 Headings.    Headings are given to the Articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provisions thereof.

10.7 Plan Expenses.    The expenses of the Plan shall be borne by the Company.

0                    ¢

REVOCABLE PROXY

COMPUTER PROGRAMS AND SYSTEMS, INC.

6600 WALL STREET

MOBILE, ALABAMA 36695

This Proxy is solicited on behalf of the Board of Directors of Computer Programs and Systems, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on May 10, 2012, and at any postponements or adjournments thereof (the “Annual Meeting”).

The undersigned hereby appoints David A. Dye and J. Boyd Douglas, and each of them with full power of substitution, as proxies for the undersigned, and hereby authorizes them, or either of them, to represent the undersigned at the Annual Meeting and to vote on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements thereof.

(Continued and to be signed on the reverse side.)

¢	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

COMPUTER PROGRAMS AND SYSTEMS, INC.

May 10, 2012

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders:

The Proxy Statement and the

2011 Annual Report to Stockholders are available at:

http://www.cpsinet.com/annualmeeting/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

iPlease detach along perforated line and mail in the envelope provided.i

¢ 20333300000000000000 0	051012

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE LISTED NOMINEES AS DIRECTORS

AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE

IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. To elect the following three persons as Class I directors to serve on the Board of Directors until the 2015 annual meeting and until their successors are duly elected and qualified:			2. To approve the adoption of the 2012 Restricted Stock Plan for Non-Employee Directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O William R. Seifert, II O W. Austin Mulherin, III O John C. Johnson

3.   To ratify the appointment of Grant Thornton LLP as independent registered public accountants for the year ending December 31, 2012.

4.   To approve, on an advisory basis, the compensation of the Company’s named executive officers.

				☐ ☐	☐ ☐	☐ ☐

The undersigned acknowledges that the Annual Meeting may be postponed or adjourned to a date subsequent to the date set forth on the reverse side, and intends that this Proxy shall be effective at the Annual Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to the Company or its agent, American Stock Transfer & Trust Company, N.A., prior to the date of the Annual Meeting, or by attendance at the Annual Meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR all of the listed nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢	¢